   As filed with the Securities and Exchange Commission on November 12, 1997

                                                      Registration No. 333-25029
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                --------------

                              AMENDMENT NO. 3 TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------

                      RURAL ELECTRIC COOPERATIVE GRANTOR
                           TRUST (KEPCO) SERIES 1997
                          (Issuer of the Certificates)

            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                (Name of Registrant as specified in its charter)


                                --------------



      DISTRICT OF COLUMBIA                     6162                     52-089-1669
  (State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
of incorporation or organization)     Classification Code Number)   Identification No.)

                      2201 COOPERATIVE WAY - WOODLAND PARK
                         HERNDON, VIRGINIA  20171-3025
                                 (703) 709-6700
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

            JOHN JAY LIST, SENIOR VICE PRESIDENT AND GENERAL COUNSEL
            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
                      2201 COOPERATIVE WAY - WOODLAND PARK
                          HERNDON, VIRGINIA 20171-3025
                                 (703) 709-6700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

     WILLIAM G. LEE                      MARK L. WEISSLER              TIMOTHY B. ELLWOOD
 Vinson & Elkins L.L.P.          Milbank, Tweed, Hadley & McCloy      Mayer, Brown & Platt
1001 Fannin, Suite 23001              Chase Manhattan Plaza         700 Louisiana, Suite 3600
Houston, Texas 77002-6760            New York, New York 10005          Houston, Texas 77002
(713) 758-2180                            (212) 530-5000                  (713) 546-0587

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   CALCULATION OF REGISTRATION FEE
=========================================================================================================
                                                   PROPOSED              PROPOSED
TITLE OF EACH CLASS OF          AMOUNT TO BE   MAXIMUM OFFERING     MAXIMUM AGGREGATE       AMOUNT OF
SECURITIES TO BE REGISTERED      REGISTERED    PRICE PER UNIT(1)    OFFERING PRICE(1)    REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Rural Electric Cooperative
  Grantor Trust Certificates
  (KEPCO) Series 1997            $57,390,000        100%               $57,390,000              $17,391
=========================================================================================================

(1)  Estimated solely for purposes of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

*******************************************************************************
*   Information contained herein is subject to completion or amendment. A     *
* registration statement relating to these securities has been filed with the *
* Securities and Exchange Commission. These securities may not be sold nor    *
* may offers to buy be accepted prior to the time the registration statement  *
* becomes effective. This prospectus shall not constitute an offer to sell or *
* the solicitation of an offer to buy nor shall there be any sale of these    *
* securities in any state in which such offer, solicitation or sale would be  *
* unlawful prior to registration or qualification under the securities laws   *
* of any such state.                                                          *
*******************************************************************************

                                                           SUBJECT TO COMPLETION

                                                               NOVEMBER 12, 1997

                                  $57,390,000
             RURAL ELECTRIC COOPERATIVE GRANTOR TRUST CERTIFICATES
                              (KEPCO) SERIES 1997

            PRINCIPAL PAYABLE FROM THE PROCEEDS OF NOTES ISSUED BY

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.

 (PAYMENTS ON THE NOTES ARE UNCONDITIONALLY GUARANTEED BY THE UNITED STATES OF
                                   AMERICA)
VARIABLE INTEREST PAYABLE PURSUANT TO THE TERMS OF A SWAP AGREEMENT AS PROVIDED
                                    HEREIN

                                --------------

  Each of the Rural Electric Cooperative Grantor Trust Certificates (KEPCO) Series 1997 (the "Certificates") offered hereby represents an undivided fractional interest in the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 (the "Trust"). The assets of the Trust consist of (i) two promissory notes (the "Notes") made by Kansas Electric Power Cooperative, Inc., a Kansas non-profit cooperative corporation (the "Cooperative"), (ii) the guarantees by the United States of America, acting through the Administrator of the Rural Utilities Service (the "RUS"), an agency of the United States Department of Agriculture, (the "Guarantees") of the timely payment of principal of and interest ("Guaranteed Interest") on the Notes, and (iii) a Swap Agreement (the "Swap Agreement"), relating to interest, between the Cooperative and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

(in such capacity, "Morgan Guaranty"), the benefits and obligations of the Cooperative under which Swap Agreement have been, with certain exceptions, assigned to and assumed by the Trust.

  The Trust has been formed by National Rural Utilities Cooperative Finance Corporation ("CFC") as depositor pursuant to a Trust Agreement among CFC, the Cooperative and The First National Bank of Chicago, as Trustee (the "Trustee"). CFC will act as servicer of the Notes and Guarantees. The Trustee will administer and enforce the Swap Agreement.

                                --------------

THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY.  THEY ARE NOT
        OBLIGATIONS OF OR GUARANTEED BY THE UNITED STATES OF AMERICA OR
        ANY GOVERNMENTAL AGENCY OR OBLIGATIONS OF CFC, THE COOPERATIVE,
           MORGAN GUARANTY TRUST COMPANY OF NEW YORK OR THE TRUSTEE.

                                --------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                   PROSPECTUS, AND ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.


================================================================================
                                             Underwriting
                            Price to         Discounts and       Proceeds to
                            Public           Commissions          CFC (1)
--------------------------------------------------------------------------------
Per Certificate                   100%             (1)                   100%
--------------------------------------------------------------------------------
Total                     $57,390,000              (1)           $57,390,000
================================================================================

(1) An underwriter's fee of $286,950 and certain expenses of the offering (estimated to be $408,000) will be paid by the Cooperative. See "Underwriting."

  The Certificates are offered subject to receipt and acceptance by BT Alex. Brown Incorporated, the successor in interest by merger to Alex. Brown & Sons Incorporated (the "Underwriter"), to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Certificates will be made through the book-entry facilities of The Depository Trust Company, on or about December 18, 1997.

                                 BT ALEX. BROWN



                      Prospectus dated November 14, 1997

    Principal with respect to the Certificates is distributable in accordance with a schedule set forth herein under "Description of the Certificates-Payments of Principal." The amounts of principal payable on the Notes will be sufficient to cover principal scheduled to be distributed with respect to the Certificates.

    So long as the Swap Agreement is in effect, interest distributable with respect to the Certificates will be distributed to Certificateholders from the proceeds of payments made by Morgan Guaranty to the Trust, at a variable market rate established by Alex. Brown & Sons Incorporated, as initial Remarketing Agent, all as described herein under "Description of the Certificates-- Determination of Interest Rate." So long as the Swap Agreement is in effect, the Guaranteed Interest on the Notes, less the Servicer Spread (as defined in "Glossary") will be paid by the Trust to Morgan Guaranty. If at any time the Swap Agreement is not in effect, Certificateholders will be entitled to receive distributions of Interest from payments of Guaranteed Interest on the Notes, less the Servicer Spread, received by the Trust.

    The Certificates will be issued in the Weekly Rate Mode (as defined in "Glossary"). The Certificates will remain in the Weekly Rate Mode unless and until the Swap Agreement is terminated or the Certificates are converted to the Flex Rate Mode (as defined in "Glossary"). See "Description of the Certificates--Determination of Interest Rate," "-- Distributions on Certificates" and "--Conversion of Interest Rate Mode on Certificates."

    While the Swap Agreement is in effect, Certificateholders may, while the Certificates are in the Weekly Rate Mode, tender their Certificates for purchase as described herein. See "Description of the Certificates--Optional Tender and Mandatory Tender." Certificates are not subject to tender by Certificateholders for purchase while in the Flex Rate Mode. To provide moneys to purchase Certificates and pay interest thereon in the event of an optional tender or mandatory tender, the Cooperative and Morgan Guaranty Trust Company of New York (in such capacity, "Morgan") entered into a Liquidity Protection Agreement (the "Liquidity Protection Agreement"), pursuant to which Morgan has agreed to provide or cause to be provided a Liquidity Facility as described herein. See "The Liquidity Facility." The initial provider of liquidity will be Morgan Guaranty Trust Company of New York.

    On the date of the issuance of the Refunded Certificates (as herein defined) to CFC, the General Counsel of the United States Department of Agriculture issued an opinion to the Administrator of the RUS that the Guarantees are an enforceable obligation of the Rural Electrification Administration (predecessor to the RUS) supported by the full faith and credit of the United States of America and are incontestable except for fraud or misrepresentation of which the holder of a Guarantee had actual knowledge at the time it became a holder.

    The Certificates will be evidenced by a Global Certificate in fully registered form without coupons, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company ("DTC"), and, except as described herein, beneficial interests in the Global Certificate will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. See "Description of the Certificates--Book Entry System."


                             AVAILABLE INFORMATION

    This Prospectus constitutes a part of a Registration Statement on Form S-1 (collectively, together with all amendments and exhibits thereto, the "Registration Statement") filed by CFC with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, with respect to the Certificates offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Certificates offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the SEC: Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the site maintained by the SEC on the Internet World Wide Web at http://www.sec.gov.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

    The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in the summary that are not defined herein are defined in the "Glossary."

SECURITIES OFFERED....................  Each Certificate represents an undivided fractional interest in the assets of the Trust.

TRUST.................................  The Trust was formed under a Trust
                                        Agreement among National Rural Utilities
                                        Cooperative Finance Corporation ("CFC"),
                                        Kansas Electric Power Cooperative, Inc.
                                        (the "Cooperative") and The First
                                        National Bank of Chicago (the
                                        "Trustee"). The property of the Trust
                                        consists of (i) the Notes (as defined in "--Plan of Financing") made by the Cooperative, (ii) the Guarantees by the United States of America, acting through the Administrator of the Rural Utilities Service (as successor to the Rural Electrification Administration) of the United States Department of Agriculture (the "RUS"), of the timely payment of principal of and interest on the Notes (the "Guarantees"), and (iii) a forward interest rate swap agreement (the "Swap Agreement"), relating to interest, between the Cooperative and Morgan Guaranty Trust Company of New York (in such capacity, "Morgan Guaranty"), the benefits and obligations of the Cooperative under which Swap Agreement have been, with certain exceptions, assigned to and assumed by the Trust.

NOTES.................................  The Notes represent an obligation of the
                                        Cooperative to pay interest to the Trust on each June 4 and December 4, and to pay principal on December 4 in the years set forth under "Description of the Certificates--Principal Payments." The principal payments due on the Notes equal the aggregate amounts of Principal to be distributed to the
                                        Certificateholders on the corresponding
                                        December 15. See "Description of the
                                        Certificates--Principal Payments." The
                                        interest payments due on the Notes, at
                                        7.654% per annum (which rate is subject
                                        to downward adjustment, by not more than 0.15% per annum, in the event certain conditions are satisfied), are sufficient to provide for the scheduled payments of interest due to Morgan Guaranty under the Swap Agreement, plus the Servicer's fees due under the Trust Agreement. See "The Swap Agreement." Pending distribution to
                                        Certificateholders, principal payments
                                        on the Notes will be invested, at the
                                        direction of the Servicer, in certain
                                        Eligible Investments. Earnings on
                                        amounts invested in Eligible Investments are not for the benefit of Certificateholders. See "Description of the Certificates--Trust Accounts and Investment of Funds."

                                        The Notes provide that if an event of
                                        default has occurred under the RUS's
                                        mortgage on the Cooperative's property
                                        referred to in "Kansas Electric Power
                                        Cooperative, Inc." (which includes a
                                        default on the Notes), the RUS may
                                        declare the outstanding principal
                                        balance on the Notes payable to the RUS.
                                        Upon such a declaration, the RUS will
                                        become obligated to pay the principal of and interest on the Notes to the Trustee, as and when due.

GUARANTEES............................  The RUS has endorsed on the Notes the
                                        Guarantees of the timely payment of the
                                        principal of and interest on such Notes.
                                        See "The Guarantees." The General
                                        Counsel of the Department of
                                        Agriculture, in an opinion dated the
                                        date of original delivery of the
                                        Refunded Certificates (as hereinafter
                                        defined), and addressed to the
                                        Administrator of the RUS, opined that
                                        the Guarantees are an enforceable
                                        obligation of the Rural Electrification
                                        Administration (predecessor to the RUS)
                                        supported by the full faith and credit
                                        of the United States of America and are
                                        incontestable except for fraud
                                        or misrepresentation of which the holder of a Guarantee had actual knowledge at the time it became a holder.

SWAP AGREEMENT........................  As discussed herein under "Description of the Certificates--Determination of
                                        Interest Rate," the Swap Agreement
                                        obligates Morgan Guaranty to pay to the
                                        Cooperative a variable market rate of
                                        interest to be established from time to
                                        time by BT Alex. Brown Incorporated, the successor in interest by merger to Alex. Brown & Sons Incorporated, as initial Remarketing Agent (the "Remarketing Agent"). Pursuant to the assignment by the Cooperative to the Trust of the Cooperative's right to receive payments and its obligation to make payments under the Swap Agreement, Morgan Guaranty will make payments to the Trust that correspond to the Certificate Interest Payment Dates. The variable rate payments due under the Swap Agreement equal the aggregate amounts of variable rate interest scheduled to be distributed to Certificateholders on the Certificate Interest Payment Dates. See "The Swap Agreement" and "Description of the Certificates--Distributions on
                                        Certificates."

LIQUIDITY.............................  Morgan Guaranty Trust Company of New
                                        York (in such capacity, "Morgan") has
                                        agreed with the Cooperative, subject to
                                        the terms of the Liquidity Protection
                                        Agreement (as defined in "Glossary"), to provide, or cause another qualified financial institution to provide, a Liquidity Facility to be available to provide moneys to purchase Certificates and pay interest thereon in the event of an Optional Tender or Mandatory Tender. The initial provider of liquidity will be Morgan Guaranty Trust Company of New York. See "The Liquidity Facility."


INITIAL MODE..........................  The Certificates will be issued in the
                                        Weekly Rate Mode. The Certificates will
                                        remain in the Weekly Rate Mode unless
                                        and until the Swap Agreement is
                                        terminated or the Certificates are
                                        converted to the Flex Rate Mode. While
                                        in the Weekly Rate Mode, the variable
                                        rate payable by Morgan Guaranty under
                                        the Swap Agreement, and the interest
                                        rate distributable with respect to the
                                        Certificates for a particular Weekly
                                        Rate Period, shall be the rate
                                        established by the Remarketing Agent no
                                        later than 3:00 p.m. (New York, New York time) on the Wednesday on which such Weekly Rate Period commences (or the day preceding the Conversion of the Interest Rate Mode to the Weekly Rate Mode) or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par, but such rate may not exceed the Maximum Certificate Rate. See "Description of the Certificates-- Determination of Interest Rate" and "--Distributions on Certificates."

                                        While in the Weekly Rate Mode, interest
                                        payments on the Certificates are due on
                                        the first Wednesday of each month, or if Wednesday is not a Business Day, the next succeeding Business Day. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. If at any time no Swap Agreement is in effect, or, if on any Certificate Interest Payment Date the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest made by the Cooperative or the RUS to the Trust on the Notes, calculated (on the basis of a year of 360 days consisting of twelve 30-day months) at the Fixed Rate, less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day). See "Description of the Certificates--Distributions on
                                        Certificates."

MODE CONVERSION.......................  The Interest Rate Mode for the
                                        Certificates may be converted from the
                                        Weekly Rate Mode to the Flex Rate Mode
                                        (and thereafter back to the Weekly Rate
                                        Mode or to a Flex

                                        Rate Mode of a different duration) from
                                        time to time in whole, but not in part,
                                        at the written direction of the
                                        Remarketing Agent (with the consent of
                                        the Swap Provider). To effectuate such a Conversion, the Remarketing Agent must give notice thereof at least 20 Business Days prior to the effective date of such Conversion. See "Description of the Certificates--Conversion of Interest
                                        Rate Mode on Certificates." There is no
                                        involvement by the Trust, the
                                        Cooperative or CFC in directing the
                                        Remarketing Agent.

FLEX RATE MODE........................  While the Certificates are in the Flex
                                        Rate Mode, the variable rate payable by
                                        Morgan Guaranty under the Swap
                                        Agreement, and the interest rate
                                        distributable with respect to the
                                        Certificates for a particular Flex Rate
                                        Period, shall be the rate established by the Remarketing Agent not later than 3:00 p.m. (New York, New York time) on the last Business Day next preceding the first day of such Flex Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such day at a price equal to par, but such rate may not exceed the Maximum Certificate Rate. See "Description of the Certificates-- Determination of Interest Rate" and "--Distributions on Certificates."

                                        Each Flex Rate Period shall be no less
                                        than seven days and no more than 365
                                        days (or 366 days in a leap year) in
                                        duration and shall end on the day next
                                        preceding a Certificate Interest Payment
                                        Date. See "Description of the
                                        Certificates--Distributions on
                                        Certificates."

                                        While the Certificates are in the Flex
                                        Rate Mode, interest payments on the
                                        Certificates are due on the day
                                        following the last day of each Flex
                                        Period, or if such day is not a Business
                                        Day, the next succeeding Business Day.
                                        Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. If at any time no Swap Agreement is in effect, or, if on any Certificate Interest Payment Date, the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest made by the Cooperative or the RUS to the Trust on the Notes, calculated (on the basis of a year of 360 days consisting of twelve 30-day months) at the Fixed Rate, less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day). See "Description of the Certificates --Distributions on
                                        Certificates."

                                        Principal payments are due on the
                                        Certificates in the amounts and on
                                        December 15 in the years set forth under "Description of the Certificates-- Payments of Principal." On any Certificate Principal Payment Date on which distributions of Principal are to be made, the Trustee shall select, by lot, Certificates to be redeemed in an amount equal to such Principal distribution. See "Description of the Certificates--Payments of Principal."

OPTIONAL TENDER.......................  While the Swap Agreement is in effect,
                                        Certificateholders may, while the
                                        Certificates are in the Weekly Rate
                                        Mode, tender their Certificates for
                                        purchase, upon written notice to the
                                        Tender Agent, on or before 5:00 p.m.
                                        (New York, New York time) on a purchase
                                        date that is a Business Day not less
                                        than seven calendar days following the
                                        date of such notice. Such tendered
                                        Certificates must be delivered to the
                                        Tender Agent at or prior to 10:00 a.m.
                                        (New York, New York time) on the
                                        Purchase Date, in exchange for which the tendering Certificateholder will receive the Purchase Price. Certificates are not subject to optional tender by
                                        Certificateholders for purchase while in the Flex Rate Mode. See "Description of the Certificates--Optional Tender and Mandatory Tender."

 MANDATORY TENDER.....................  While the Swap Agreement is in effect,
                                        Certificates are subject to mandatory
                                        tender for purchase (i) on each
                                        Conversion Date, at the Principal Amount of each Certificate, (ii) upon the occurrence of a Swap Provider Default (but only if a Liquidity Facility is in effect in accordance with its terms) or upon replacement of the Swap Agreement with an Alternate Swap Agreement, at the Purchase Price, (iii) upon notice from the Tender Agent that any Certificates then subject to purchase under the Liquidity Facility then in effect will cease to be subject to purchase under the Liquidity Facility as a result of the termination or expiration of the term of the Liquidity Facility (other than any termination resulting from suspension of the obligation of the Liquidity Provider to purchase tendered Certificates or any termination occurring immediately without notice or upon receipt by the Trustee of notice of such termination) and, if the Liquidity Facility shall not have been renewed or replaced by an Alternate Liquidity Facility, at least 10 Business Days prior to such termination or expiration or if the Trustee has not received a Rating Confirmation Notice with respect to the proposed Alternate Liquidity Facility on the fifth Business Day prior to the termination or expiration of the then existing Liquidity Facility, at the Purchase Price, and (iv) on the last day of each Flex Rate Period, at the Principal Amount of each Certificate. Certificateholders will receive notice of the mandatory purchase of their Certificates in accordance with the terms of the Trust Agreement. See "Description of the Certificates-- Optional Tender and Mandatory Tender."

LIQUIDITY RISK........................  If the Swap Agreement is terminated or if a Swap Provider default has occurred
                                        and is continuing, Certificateholders
                                        will have no right to tender their
                                        Certificates for purchase if the
                                        Cooperative has not provided an
                                        Alternate Swap Agreement. Prior to this
                                        offering, there has been no market for
                                        the Certificates, and there is no
                                        assurance that a secondary market will
                                        develop or, if a secondary market does
                                        develop, that it will provide
                                        Certificateholders with liquidity of
                                        investment or will continue for the life of the Certificates.

MANDATORY REDEMPTION..................  The Certificates are subject to redemption, in whole but not in part, on the Business Day following the prepayment or purchase by the
                                        Cooperative of the Notes held by the
                                        Trust (or the purchase of such Notes by
                                        a third party designated by the
                                        Cooperative). However, the Cooperative
                                        may not deliver notice of prepayment or
                                        purchase of the Notes without (i)
                                        depositing with the Trustee, 30 days
                                        before the date of any such prepayment
                                        or purchase, any principal and accrued
                                        interest payable on such prepayment or
                                        purchase date and (ii) providing for the payment of any termination amount due pursuant to the Swap Agreement. See "Description of the Certificates-- Mandatory Redemptions." The Certificates will be redeemed on the Business Day following the prepayment or purchase of the Notes held by the Trust, at the Purchase Price.

                                        The RUS may prepay or purchase the Notes at any time that they may be prepaid or purchased by the Cooperative if there is continuing an event of default under the RUS's mortgage referred to in "Kansas Electric Power Cooperative, Inc." Any such prepayment or purchase will include accrued interest that the Cooperative would be required to pay if it were to prepay or purchase such Notes on such date.

                                        The Trustee is obligated, on the
                                        Business Day next following any such
                                        prepayment or purchase of the Notes, to
                                        distribute to Certificateholders
                                        principal and accrued interest
                                        distributable with respect to the
                                        Certificates being redeemed.

RECORD DATE...........................  While the Swap Agreement is in effect, the record date for any payments on the
                                        Certificates is the Business Day next
                                        preceding that Certificate Payment Date.
                                        If there
                                        is no Swap Agreement in effect or if the Trustee has not received a Swap Payment when due, the Record Date is the 15th day prior to the Certificate Payment Date (whether or not a Business Day).


TAX STATUS............................  The Trust will be treated as a grantor trust for Federal income tax purposes,
                                        and Certificateholders will be treated
                                        as beneficial owners of a fractional
                                        undivided interest in the assets held by the Trust. For Federal income tax purposes, the Trust will be treated as owning a debt instrument having a principal amount equal to the principal amount of the Notes and bearing interest at a rate equal to the rate payable by Morgan Guaranty under the Swap Agreement. Each Certificateholder will also be required to include in income its allocable share of that amount of interest on the Notes used to pay its share of the Servicer Spread and will generally also be entitled to a corresponding deduction for its share of the Scheduled Servicing Fee. However, a non-corporate Certificateholder may not be allowed to deduct some of or all of his pro rata share of the Scheduled Servicing Fee incurred by the Trust. See "Certain Federal Income Tax
                                        Consequences."

PLAN OF FINANCING                       On February 22, 1988, CFC loaned the
                                        Cooperative $62.5 million to prepay an
                                        equal principal amount of loans made by
                                        the Federal Financing Bank. The
                                        Cooperative issued three notes
                                        (individually, "Note One," "Note Two,"
                                        and Note Three," and collectively, the
                                        "Original Notes") in an aggregate amount equal to the amount of such loan from CFC, to three separate trusts (the
                                        "Original Trusts). The Original Notes
                                        were all endorsed with the guarantee of
                                        the RUS. The Original Trusts issued to
                                        CFC certificates representing the entire beneficial interest in such trusts. The certificates relating to the Original
                                        Trust into which Note Three was
                                        deposited were retained by CFC. The
                                        certificates issued by the Original
                                        Trusts into which Note One and Note Two
                                        (collectively, the "Notes") were
                                        deposited, Rural Electric Cooperative
                                        Grantor Trust Certificates 1988-K1 and
                                        Rural Electric Cooperative Grantor Trust
                                        Certificates 1988-K2, respectively
                                        (collectively, the "Refunded
                                        Certificates"), were sold by CFC
                                        pursuant to a registered public
                                        offering.

                                        On December 20, 1996, the Cooperative
                                        executed a series of agreements to
                                        effectuate the refinancing of the Notes, the redemption of the Refunded Certificates, and issuance of the Certificates. Pursuant to such agreements, on November 18, 1997, CFC and the Cooperative will deposit with the trustee moneys sufficient to purchase the Notes on December 18, 1997, whereupon the Refunded Certificates will be redeemed and the Original Trusts will be terminated. CFC will then deposit the Notes, with the Guarantees attached thereto, to the credit of the Trust, and the assignment by the Cooperative to the Trust of the Swap Agreement will become effective.

                                        On December 18, 1997, following the
                                        deposit of the Notes to the credit of
                                        the Trust and the effectiveness of the
                                        Cooperative's assignment of the Swap
                                        Agreement to the Trust, the Trust will
                                        issue to CFC the Certificates.
                                        Thereupon, CFC will sell the
                                        Certificates pursuant to the offering
                                        described in this Prospectus.

DEPOSITOR AND SERVICER................  CFC is the depositor of the Trust and will act as the Servicer (the
                                        "Servicer") of the Notes.

TRUSTEE...............................  The First National Bank of Chicago.

TENDER AGENT..........................  The First National Bank of Chicago.

REMARKETING AGENT.....................  BT Alex. Brown Incorporated.

SWAP COUNTERPARTY.....................  Morgan Guaranty Trust Company of New
                                        York (in such capacity, "Morgan
                                        Guaranty").

                                   BACKGROUND


    Kansas Electric Power Cooperative, Inc. (the "Cooperative") is one of a number of rural electric cooperatives that have, in the past, borrowed from the Federal government under the provisions of the Rural Electrification Act of 1936, as amended (the "Act"). Pursuant to one of the programs established by the Act, the Cooperative had outstanding, on January 1, 1988, approximately $190 million in long-term fixed rate loans from the Federal Financing Bank of the United States Department of the Treasury (the "FFB"), guaranteed by the United States of America, acting through the Administrator of the Rural Utilities Service (the "RUS") (as successor to the Rural Electrification Administration) of the United States Department of Agriculture. In the Omnibus Budget Reconciliation Act of 1986, Congress added Section 306A to the Act, providing for prepayment of certain loans made by the FFB, guaranteed by the RUS, and extended for rural electrification or the provision of rural telephone service. These prepayments under the Act were to be without prepayment penalty and were to use private capital and the existing RUS guarantee. The Omnibus Budget Reconciliation Act of 1987 amended Section 306A to provide that borrowers might refinance at least $2 billion of such loans from the FFB in the fiscal year of the Federal government ending September 30, 1988, with eight borrowers, including the Cooperative, given first priority to prepay their loans from the FFB.

    On February 22, 1988, National Rural Utilities Cooperative Finance Corporation ("CFC") loaned the Cooperative $62.5 million to prepay an equal principal amount of FFB loans (bearing interest at a weighted average rate of 10.74%). The Cooperative issued three notes ("Note One," "Note Two," and "Note Three," respectively) in an aggregate principal amount equal to the amount of such loan from CFC, to three separate trusts (the "Original Trusts"). Note One, Note Two and Note Three were all endorsed with the guarantee of the RUS (the "Guarantees"). The Original Trusts issued to CFC certificates representing the entire beneficial interest in such trusts. The certificates issued by the Original Trust relating to Note Three (which, at such time, was a $72,000, ten-month note) were retained by CFC. The certificates issued by the Original Trusts relating to Note One and Note Two (collectively, the "Notes"), Rural Electric Cooperative Grantor Trust Certificates 1988-K1 and 1988-K2, respectively (collectively, the "Refunded Certificates"), were sold by CFC in a registered public offering.

    On December 20, 1996, the Cooperative executed a series of agreements (collectively, the "Refinancing Agreements") to effectuate the refinancing of the Notes, the redemption of the Refunded Certificates, and issuance of the Certificates. Pursuant to such agreements, on November 18, 1997, CFC and the Cooperative will deposit with The First National Bank of Chicago (the "Trustee") moneys sufficient to purchase the Notes on December 18, 1997, whereupon the Refunded Certificates will be redeemed and the Original Trusts will be terminated. CFC will then deposit the Notes, with the Guarantees attached thereto, in the Trust.

    In connection with the execution of the Refinancing Agreements, the Cooperative, on December 20, 1996, entered into a forward interest rate swap agreement (the "Swap Agreement") with Morgan Guaranty Trust Company of New York (in such capacity, "Morgan Guaranty"), pursuant to the terms of which the Cooperative must pay to Morgan Guaranty, on each December 15 and June 15, commencing June 15, 1998, fixed rate payments corresponding to the amount of accrued interest payable on the Notes at 7.654% per annum (which rate is subject to downward adjustment in the event certain conditions are satisfied). Pursuant to the Swap Agreement, Morgan Guaranty is obligated to pay to the Cooperative a variable rate equal to the variable market rate of interest to be established from time to time by Alex. Brown & Sons Incorporated (the "Remarketing Agent") as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the
Certificates at the par amount thereof.   Pursuant to the Refinancing
Agreements, the Cooperative assigned to the Trust, effective December 18, 1997, the right of the Cooperative to receive payments and its obligation to make payments under the Swap Agreement.

    On December 18, 1997, following the deposit of the Notes to the credit of the Trust and the effectiveness of the Cooperative's assignment of the Swap Agreement to the Trust, the Trust will issue to CFC the Certificates. Thereupon, CFC will sell the Certificates pursuant to the offering described in this Prospectus.

                    KANSAS ELECTRIC POWER COOPERATIVE, INC.

    The Cooperative is a Kansas non-profit electric generation and transmission cooperative corporation which provides wholesale power to its 22 (as of January 1, 1997) rural electric distribution cooperative members. Member cooperatives of the Cooperative provide electric service to approximately 95,000 (as of January 1, 1997) meters in the eastern two-thirds of Kansas.

    Virtually all of the Cooperative's capital investment is financed with FFB loans guaranteed by the RUS, and by $39.1 million (as of December 31, 1996) in industrial revenue pollution control bonds guaranteed by CFC. The Cooperative also has an unsecured $12 million (as of December 31, 1996) line of credit from CFC.

    The Cooperative and its member cooperatives are subject to significant supervision and control by the RUS. Substantially all the Cooperative's assets are subject to a first mortgage that secures all Federal guarantees and first mortgage loans from the RUS and CFC (the "Mortgage")

    The Cooperative, which was incorporated in 1975, maintains its headquarters in Topeka, Kansas.


            NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION

    CFC was incorporated in April 1969 as a private, non-profit cooperative association under the laws of the District of Columbia. The principal purpose of CFC is to provide its members with a source of financing to supplement the loan program of the RUS. CFC makes loans to its rural electric utility system members, one of which is the Cooperative, to enable them to acquire, construct and operate electric distribution, generation, transmission and related facilities.

    At December 31, 1995, CFC's electric utility member systems served approximately 11.5 million consumers, representing service to an estimated 27.7 million ultimate users of electricity, and owned approximately $69.1 billion (before depreciation of approximately $20.8 billion) in total utility plant.

    At May 31, 1996, CFC had outstanding loans to its members of $7.9 billion and additional unadvanced loan commitments of $5.6 billion. At that date CFC also had outstanding guarantees of members' obligations totaling $1.3 billion in connection with tax-exempt financings and $0.9 billion in connection with lease and other transactions.

    CFC, as Servicer, will service the Notes and will receive compensation and fees for such services. See "Description of the Certificates--Servicing Functions" and "--Servicing Compensation and Payment of Expenses."

    CFC's executive offices are located at 2201 Cooperative Way-Woodland Park, Herndon, Virginia 20171-3025 and its telephone number is (703) 709-6700.


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

     Morgan Guaranty Trust Company of New York (herein, "Morgan Guaranty") is a wholly owned subsidiary and the principal asset of J. P. Morgan & Co. Incorporated ("J. P. Morgan"), a Delaware corporation whose principal office is located in New York, New York. Morgan Guaranty is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. Morgan Guaranty currently has a long-term credit rating of "AAA" from S&P and "Aa1" from Moody's.

     The following table sets forth certain summarized financial information of Morgan Guaranty as of the dates and for the periods indicated. The information presented is in accordance with generally accepted accounting principles, except for the income statement data for the nine months ended September 30, 1997 and 1996. Such interim data was prepared on a regulatory basis and substantially complies with generally accepted accounting principles.


                                                      SEPTEMBER 30,                     DECEMBER 31,
                                                   -------------------   -------------------------------------------------
(Dollars in millions)                                1997      1996       1996       1995       1994      1993     1992
BALANCE SHEET DATA /(1)/
Trading Account Assets                             $ 92,703   $ 64,424  $ 72,899   $ 55,373   $ 45,497  $ 31,725  $16,862
Total Loans                                        $ 31,833   $ 29,837  $ 27,943   $ 23,319   $ 21,970  $ 24,300  $26,393
Total Assets                                       $200,794   $152,500  $164,813   $135,713   $121,590  $101,467  $79,512

Total Deposits                                     $ 56,602   $ 50,270  $ 53,074   $ 47,074   $ 45,108  $ 40,623  $32,992
Total Liabilities                                  $190,431   $142,990  $154,922   $126,728   $113,124  $ 92,853  $73,484

Allowance for Credit Losses                        $  1,095   $  1,112  $  1,115   $  1,129   $  1,130  $  1,157  $ 1,257

Stockholder's Equity                               $ 10,363   $  9,510  $  9,891   $  8,985   $  7,977  $  7,772  $ 6,131

                                                      NINE MONTHS
                                                         ENDED
                                                     SEPTEMBER 30,                    YEARS ENDED DECEMBER 31,
                                                   -------------------   -------------------------------------------------
(Dollars in millions)                                1997      1996       1996       1995       1994      1993     1992
INCOME STATEMENT DATA/(1)/

Net Interest Revenue                               $  1,143   $  1,246  $  1,807   $  2,139   $  1,869  $  1,632  $ 1,459
Provision for Credit Losses                             ($8)  $      0       ($1)      ($10)  $      0  $      0  $    55
                                                   --------   --------  --------   --------   --------  --------  -------
Net Interest Revenue After
 Provision for Credit Losses                       $  1,151   $  1,246  $  1,808   $  2,149   $  1,869  $  1,632  $ 1,404

Non-Interest Revenue                               $  2,874   $  2,674  $  3,110   $  2,312   $  1,981  $  3,369  $ 2,603
Operating Expenses                                 $  2,685   $  2,620  $  3,121   $  2,886   $  2,626  $  2,691  $ 2,253
                                                   --------   --------  --------   --------   --------  --------  -------

Income before Income Taxes,
 Extraordinary Items, and
 Cumulative Effective of Change
 in Accounting Method                              $  1,340   $  1,300  $  1,797   $  1,575   $  1,224  $  2,310  $ 1,754

Income Taxes                                       $    477   $    427  $    599   $    569   $    412  $    831  $   625
                                                   --------   --------  --------   --------   --------  --------  -------

Income before Extraordinary
 Items and Cumulative Effect of
 Change in Accounting Method                       $    863   $    873  $  1,198   $  1,006   $    812  $  1,479  $ 1,129

Extraordinary Items and
 Cumulative Effect of Change
 in Accounting Method                              $      0   $      0  $      0   $      0   $      0     ($146) $   442
                                                   --------   --------  --------   --------   --------  --------  -------

Net Income                                         $    863   $    873  $  1,198   $  1,006   $    812  $  1,333  $ 1,571
                                                   ===================   =================================================

/(1)/ Prior period balances were restated to reflect the merger of J.P. Morgan
     Delaware with Morgan Guaranty Trust Company of New York effective June
     1996.


     The consolidated statement of condition of Morgan Guaranty as of September 30, 1997, is set forth on page 9 of Exhibit 99 to Form 8-K dated October 13, 1997, as filed by J.P. Morgan with the Securities and Exchange Commission. Morgan Guaranty will provide without charge to each person to whom this Prospectus is delivered, on the request of any such person, a copy of the Form 8-K referred to above and a copy of the most recent quarterly Consolidated Reports of Condition and Income of Morgan Guaranty filed with the Board of Governors of the Federal Reserve System, with exhibits omitted. Written requests should be directed to: Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York 10260-0060, Attention: Office of the Secretary. Telephone requests may be directed to (212) 648-3380.

     The information set forth above relates to and has been obtained from Morgan Guaranty Trust Company of New York. The delivery of this Prospectus shall not create any implication that there has been no change in the affairs of Morgan Guaranty Trust Company of New York since the date hereof, or that the information contained herein or referred to above is correct as of any time subsequent to its date.



                                USE OF PROCEEDS

    The proceeds of the sale by CFC of the Certificates offered hereby will be used by CFC to retire indebtedness to be incurred by it to fund the deposit to be made by it to effectuate the purchase of the Notes from the Original Trusts and the redemption of the Refunded Certificates described under "Background." The Trust will receive none of the proceeds of this offering.


                                   THE NOTES

    The Notes were originally issued by the Cooperative to CFC pursuant to the Loan Agreement (the "Original Loan Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, and were thereafter deposited to the credit of the Original Trusts. The Loan Agreement was amended to provide for, among other things, the purchase of the Notes from the Original Trusts, the reduction of the interest rate payable thereon, and the redemption of the Refunded Certificates by a First Amendment to Loan Agreement (the "First Amendment to Loan Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the Original Loan Agreement, as so amended, the "Loan Agreement"). Neither CFC nor the Trustee is obligated on the Notes. The Notes are identical except with respect to principal amount, amortization schedule, and maturity.

    The Notes bear interest at the Fixed Rate (plus any additional interest described under "Description of the Certificates--Servicing Compensation and Payment of Expenses"). Interest on the Notes is computed on the basis of a year of 360 days consisting of twelve 30-day months. Interest on the Notes is payable by the Cooperative directly to the Trustee on each June 4 and December 4, or the next following Business Day if such day is not a Business Day, and on the final maturity (including by acceleration or optional redemption or purchase) thereof.

    While the Swap Agreement is in effect, Certificateholders will have no right to receive distributions of interest paid on the Notes by the Cooperative. Interest distributable with respect to the Certificates will be distributed from the proceeds of Swap Payments to be made to the Trust by Morgan Guaranty pursuant to the Swap Agreement. See "The Swap Agreement." In the event the Swap Agreement is terminated and is not replaced with an Alternate Swap Agreement, Certificateholders will be entitled to receive distributions of interest as described under "Description of the Certificates--Determination of Interest Rate."

    Principal payments on the Notes will be due on the December 4 (or the next following Business Day if such day is not a Business Day) next preceding the December 15 on which principal payments are due on the related Certificates and in the aggregate amount then due on such Certificates. See "Description of the Certificates--Payment of Principal." The Notes may be prepaid or purchased, in whole but not in part, at the outstanding principal amount thereof plus interest accrued thereon, on any Business Day after paying any termination payment due to Morgan Guaranty under the Swap Agreement, if any. If the Notes are prepaid, the Certificates will be redeemed as described in "Description of the Certificates-- Mandatory Redemptions."


    In the event the Cooperative fails to make any payment on a scheduled due date under the Notes, the Notes will be subject to acceleration by the Trustee only if the RUS shall fail to pay such deficiency within five Business Days of receipt of notice of such default. The Trust Agreement provides that the Trustee may not transfer the Notes, notwithstanding any failure of the RUS to make any payments due under the Guarantees, without the prior written approval of the Administrator of the RUS (except that the regulations provide that pursuant to 7 C.F.R. (S) 1786.28(c)(5) the Notes may be transferred (i) to a similar trust in connection with a refunding loan made by the lender pursuant to 7 C.F.R. (S) 1786.28(c)(3) or (ii) as an undivided pro rata interest in a pool of obligations).

    The Notes provide that if there has been an event of default under the RUS's mortgage on the Cooperative's property referred to in "Kansas Electric Power Cooperative, Inc." (which includes a default on the Notes), the RUS may declare the outstanding principal balance on the Notes due and payable to the RUS. Upon such a declaration, the RUS will become obligated to pay the principal and interest on the Notes to the Trustee, as and when due.


                                 THE GUARANTEES

    The United States of America acting through the Administrator of the RUS, pursuant to the Loan Guarantee and Servicing Agreement (the "Original Loan Guarantee Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, has unconditionally guaranteed to the Trustee, as holder of the Notes in its capacity as Trustee for the Trust, the making of payments of principal and interest when and as due on the Notes, in accordance with the terms of the Notes, until such principal and interest are indefeasibly paid in full. Pursuant to the Original Loan Guarantee Agreement, as amended by a First Amendment to Loan Guarantee and Servicing Agreement (the "First Amendment to Loan Guarantee Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part (the Original Loan Guarantee Agreement, as so amended, the "Loan Guarantee Agreement"), the Trustee will, by 12 noon (New York, New York time) on any date on which payment is due on the Notes, notify the Servicer of any default in the payment of principal and/or interest on the Notes by the Cooperative. The Servicer is obligated to use its best efforts to forward notification of any deficiency to the RUS within two hours of the receipt of same by the Servicer, and in no event later that 4:00 p.m. (District of Columbia time) on the Business Day next following the date the Servicer receives such notice. Promptly, and in any event within five Business Days of receipt of the notice from the Servicer of a default in the payment of principal or interest on the Notes, the RUS, under the Guarantees, will be obligated to pay the holder of the Notes, as identified in the notice from the Servicer, an amount equal to the amount of the deficiency.


    In the event of any default in the payment of principal and/or interest on the Notes by the Cooperative, the Guarantees obligate the RUS to pay the amount of any deficiency on the Notes, which should not affect the Certificateholders. Pursuant to 7 C.F.R. (S) 1717.1204, the Cooperative is permitted to seek a negotiated reduction of certain of its debt, including the Notes, owed to or guaranteed by the RUS. In the event such a debt reduction was agreed to by the RUS and such reduction applied to the Notes, the RUS would, pursuant to the terms of the Loan Guarantee Agreement and the Guarantees, assume the Cooperative's obligation to pay the Notes. The RUS could, among other options, as discussed under "Description of the Certificates--Mandatory Redemption," prepay the Notes and redeem the Certificates.

    The RUS is not required to take notice of the identity of the holder of the Notes other than as set forth in the notice from the Servicer. Upon making payment to the person specified in a notice from the Servicer, the RUS is not obligated to make payment under the Guarantees to any other person. The Guarantees obligate the RUS to pay interest, to the extent permitted by law, at the rate otherwise payable under the Notes on any delinquency in payment under the Guarantees, notwithstanding the RUS's failure to receive notice of the Cooperative's delinquency under the Notes. The Guarantees do not cover the principal or Swap Agreement termination payment due on any optional prepayment or purchase of the Notes by the Cooperative, but the Cooperative may not give notice of such prepayment or purchase unless, at the same time, it deposits with the Trustee the full amount of principal and accrued interest that will be due at the time of such prepayment or purchase and provides for the payment of any termination fee due under the Swap Agreement, if any.


    The Act provides that the Guarantees are supported by the full faith and credit of the United States and are incontestable except for fraud or misrepresentation of which the holder had actual knowledge at the time it became a holder. At the time of the issuance of the Refunded Certificates to CFC referred to in "Background," the General Counsel of the United States Department of Agriculture opined to the Administrator of the RUS that the Guarantees were an enforceable obligation of the RUS supported by the full faith and credit of the United States and incontestable except for fraud or misrepresentation of which the holder of the Guarantees had actual knowledge at the time it became a holder. While there is no definitive authority about the meaning of this qualification within the context of the Rural Electrification Act, the Cooperative believes that it means that if a fraud had been committed on the United States of America in connection with obtaining the Guarantees and the holder of the Guarantees had actual knowledge of that fraud at the time it became such a holder, the United States of America could contest the enforceability of the Guarantees held by such holder. The Notes and Guarantees were issued in 1988 for the purpose of refinancing debt owed by the Cooperative to the United States of America and were deposited with the Trustee at that time. No claim of fraud or misrepresentation with respect thereto has been asserted since that time. The Cooperative does not have any knowledge of any fraud or misrepresentation with respect to the issuance of the Guarantees. The Guarantees are endorsed on the reverse of the Notes and the Notes are held by the Trustee.

    In the event that a Mortgage Default (which includes a default in the payment of the Notes) occurs, the RUS, among other things, may declare the entire unpaid principal balance of, and the accrued Guaranteed Interest on, the Notes to be due and payable to the RUS and, upon such declaration, such unpaid principal of, and accrued Guaranteed Interest on, the Notes will become due and payable to the RUS. Upon such declaration, the RUS will be obligated, in the place and stead of the Cooperative, to pay under the Guarantees the principal of and Guaranteed Interest on the Notes at such times and in such amounts as would have been paid had there not been such a declaration of acceleration by the RUS. The RUS may cause the redemption of the Certificates as described in "Description of the Certificates--Mandatory Redemptions."

    In addition to the rights described above, in the event of a Mortgage Default, the RUS may exercise all the rights, powers and privileges (i) of a holder of the Notes, (ii) necessary to recover judgment in its own name or on behalf of the holder(s) of the Notes and to apply the proceeds thereof towards satisfaction of payments made by the RUS under the Guarantees, (iii) to file such proofs of claim and other papers and documents as may be advisable to have the claims of the RUS and the holder(s) of the Notes allowed in any bankruptcy, insolvency or other judicial proceedings relative to the Cooperative, its creditors or its property, (iv) to vote, in its sole discretion and without regard to the interests of any holder(s) of the Notes but solely with regard to the interests of the RUS, on any plan of reorganization or any other matter in any such bankruptcy, insolvency or other judicial proceedings and (v) to make or approve any amendment, compromise, modification or other change in the obligations of the Cooperative in respect of the Notes. In such circumstances, the Trustee is obligated to deliver to the RUS and the Cooperative a release and discharge of any further obligation of the Cooperative to the Trustee under the Notes. The Cooperative will be obligated to pay the RUS an amount equal to the entire balance of the Notes and all interest thereon. CFC, the Servicer, and the Trustee have assigned to the RUS their respective rights, if any, to exercise the powers described in this paragraph as having been granted to the RUS. Such assignment is binding on all assignees or transferees of the Notes. Upon the taking of any such action by the RUS that would adversely affect the Notes, the RUS will be obligated, in the place and stead of the Cooperative, to pay under the Guarantees the Principal of and Guaranteed Interest on the Notes as and when due without taking into account any vote, plan of reorganization, amendment, compromise, modification or other change made or approved by the RUS.

                                  THE SWAP AGREEMENT

    The Swap Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, was entered into by the Cooperative and Morgan Guaranty, on December 20, 1996. The Cooperative, pursuant to the Trust Agreement, assigned to the Trust, effective on the Refinancing Date, its rights under the Swap Agreement, including its obligation to make payments of interest to Morgan Guaranty on the outstanding Principal Balance of the Notes at the Fixed Rate and its right to receive variable rate Swap Payments from Morgan Guaranty; provided, however, that the Cooperative reserved the rights and obligations to make and, through the Trustee and subject to the terms of the Trust Agreement, receive payment of amounts in respect of an "Early Termination Date" (as defined in "Glossary") determined pursuant to the Swap Agreement and the right to terminate the Swap Agreement, as provided therein, subject to and as more fully provided in the Trust Agreement (the "Reserved Rights and Obligations"). Thus, pursuant to the Swap Agreement, effective on the Refinancing Date, the Trustee will be deemed to be a party to the Swap Agreement (and the Cooperative will no longer be a party) for all purposes other than the Reserved Rights and Obligations as to which the Cooperative will be a party to the Swap Agreement. Pursuant to the Trust Agreement and the Swap Agreement, Morgan Guaranty will pay to the Trust, on each Certificate Interest Payment Date, an amount of interest, computed at a variable market rate established by the Remarketing Agent, equal to the interest due to Certificateholders on the Certificates. See "Description of the Certificates-- Determination of Interest Rate."

    The Swap Agreement may not be terminated by Morgan Guaranty unless a Swap Agreement Event of Default or a Swap Agreement Termination Event has occurred with respect to the other party to the Swap Agreement. If the Swap Agreement terminates (other than through an Elective Termination (as defined below)) or if a Swap Provider Default has occurred and is continuing, the Cooperative is obligated to use reasonable efforts to secure an Alternate Swap Agreement and deliver same to the Trust. ((S) 7.5) However, the Cooperative is not obligated to so deliver an Alternate Swap Agreement, and the Cooperative, the Servicer, and the Trustee shall not be liable to Certificateholders in the event of the inability to secure an Alternate Swap Agreement. ((S) 7.5)

    If the Swap Agreement terminates (other than through an Elective Termination) or if a Swap Provider Default has occurred and is continuing, and the Cooperative has not provided an Alternate Swap Agreement, (i) the obligation of the Trust to make Swap Provider Payments to Morgan Guaranty will terminate or be suspended, respectively, in accordance with the Swap Agreement, and subsequent payments of Principal and Guaranteed Interest (less the Servicer Spread) shall thereafter (or until the obligation of the Trust to make Swap Provider Payments to Morgan Guaranty is no longer suspended) be payable to the Certificateholders on each June 15 and December 15 as described in "Description of the Certificates--Determination of Interest Rate," (ii) any right of Optional Tender will terminate or be suspended, respectively, and (iii) any termination amount owed to the Cooperative pursuant to the Swap Agreement, if any, and the proceeds of any collateral posted pursuant to the Credit Support Annex, if any, received by the Trust will be applied in accordance with the Trust Agreement. ((S) 7.5)

    The Cooperative (with the consent of the RUS and, if the Servicer would be adversely affected thereby, the Servicer) or the RUS may terminate the Swap Agreement (an "Elective Termination"). ((S) 7.5) However, neither the Cooperative nor the RUS may terminate the Swap Agreement unless, among other conditions, either (i) all outstanding Certificates are purchased or redeemed as described in "Description of the Certificates--Mandatory Redemptions" or (ii) the Cooperative has delivered an Alternate Swap Agreement to the Trust. ((S) 7.5) The Trustee shall notify Certificateholders of the Cooperative's intent to replace the Swap Agreement with an Alternate Swap Agreement by first class mail delivered to each Certificateholder's registered address at least 30 days (or as soon as practicable) but not more than 60 days prior to the effective date of such replacement. ((S) 7.5)

    The Swap Agreement may not be amended by the Trustee unless the Trustee receives (i) the consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust, (ii) if the Servicer would be adversely affected thereby, the consent of the Servicer, (iii) Rating Confirmation Notices, (iv) an opinion of counsel that such amendment will not cause the Trust not to be treated as a Pass-Through Organization for Federal income tax purposes and (v) the prior written consent of the Cooperative, if such action would affect, in any material respect, the Cooperative's rights and obligations under the Swap Agreement that have not been assigned to the Trustee. ((S) 7.4) However, the Trustee retains certain rights to liquidate the Swap Agreement and any collateral therefor if the Swap Agreement terminates, the Trust terminates, or if certain disqualifying events occur with respect to Morgan Guaranty. ((S) 7.4)

RISKS ASSOCIATED WITH THE SWAP AGREEMENT

     As discussed under "DESCRIPTION OF THE CERTIFICATES--Determination of Interest Rate" and "--Distributions on Certificates," payments of Interest due to Certificateholders on each Interest Payment Date are to be made initially from the variable rate Swap Payments to be made by Morgan Guaranty pursuant to the Swap Agreement. In that regard, prospective Certificateholders should be aware of the following considerations.

     1. INTEREST RATE RISK: As discussed under "DESCRIPTION OF THE CERTIFICATES--Determination of Interest Rate," the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable with respect to the Certificates for a particular Weekly Rate Period, will be the rate established by the Remarketing Agent on the Wednesday on which such Weekly Rate Period commences or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par. Because such rate is determined with reference to market interest rates, such rate is subject to fluctuation, which may be substantial, thereby affecting the yield on the Certificates to Certificateholders.

     2. TERMINATION OF THE SWAP AGREEMENT: As discussed under "THE SWAP AGREEMENT," the Swap Agreement is subject to termination by (i) Morgan Guaranty upon the occurrence of a Swap Agreement Event of Default or Swap Agreement Termination Event with respect to the other party to the Swap Agreement, (ii) by the Cooperative in the event of a Swap Provider Default, or (iii) by the Cooperative or the RUS upon an Elective Termination. With respect to terminations pursuant to (i) and (ii) above, the Cooperative has agreed to use reasonable efforts to replace the Swap Agreement with an Alternate Swap Agreement; however, the Cooperative is not obligated to deliver an Alternate Swap Agreement and is not liable to Certificateholders in the event that it is unable to do so. As discussed under "DESCRIPTION OF THE CERTIFICATES--Determination of Interest Rate," in the event that the Swap Agreement is no longer in effect, Certificateholders will be entitled to receive distributions of Interest from payments of Guaranteed Interest made by the Cooperative or the RUS on the Notes calculated (on the basis of a year of 360 days consisting of twelve 30-day months) at the Fixed Rate, less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day).

          With respect to a termination pursuant to (iii) above, such a termination may not occur unless, among other conditions, either (i) all outstanding Certificates are purchased or redeemed as described in "DESCRIPTION OF THE CERTIFICATES--Mandatory Redemptions" or (ii) the Cooperative has delivered an Alternate Swap Agreement to the Trust.

          A termination of the Swap Agreement could affect the yield on the Certificates to Certificateholders. Depending on interest rates at the time of termination, Certificateholders could receive a higher or lower interest rate which could be variable (in the event an Alternate Swap Agreement is in place) or fixed.

     3. AMENDMENT OF THE SWAP AGREEMENT: The Swap Agreement is subject to amendment by the Trustee and the Swap Provider. However, such an amendment may not become effective unless the Trustee receives, among other things,
     (i) the consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust, (ii) Rating Confirmation Notices, and (iii) an opinion of counsel that such amendment will not cause the Trust not to be treated as a Pass-Through Organization for Federal income tax purposes. See "THE SWAP AGREEMENT."


                             THE LIQUIDITY FACILITY

     As discussed under "DESCRIPTION OF THE CERTIFICATES--Optional Tender and Mandatory Tender" the Certificates may be tendered for purchase at the option of Certificateholders while in the Weekly Rate Mode ("Optional Tender"). In addition, the Certificates, whether in the Weekly Rate Mode or the Flex Rate Mode, are subject to mandatory tender for purchase upon the occurrence of certain events described in "Description of the

Certificates--Optional Tender and Mandatory Tender" ("Mandatory Tender"). To provide moneys to purchase Certificates and pay interest thereon in the event of an Optional Tender or Mandatory Tender, the Cooperative and Morgan Guaranty Trust Company of New York (in such capacity, "Morgan") entered into a Liquidity Protection Agreement (the "Liquidity Protection Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Liquidity Protection Agreement obligates Morgan, subject to the terms therein, to provide or cause to be provided a Liquidity Facility, which shall be an irrevocable letter of credit and related reimbursement agreement, line of credit, standby certificate purchase agreement or similar agreement providing for the purchase of all or a portion of the Certificates. Each Liquidity Facility must be in a form substantially as described under "--Standby Certificate Purchase Agreement" (the "Standby Certificate Purchase Agreement"), with only such changes and modifications thereto as shall be approved by each of the parties thereto (and by Morgan if Morgan is not a party thereto), including such changes as are necessary to conform such form of Standby Certificate Purchase Agreement to a letter of credit or other structure or, in the case of any Alternate Liquidity Facility, to satisfy any requirements of the Trust Agreement. The delivery of each Liquidity Facility must result in a short-term rating on the Certificates which is not less than "A-1" in the case of Standard & Poor's Ratings Services ("S&P") or "P-1" in the case of Moody's Investors Service, Inc. ("Moody's"). Morgan has agreed to deliver or cause to be delivered a Liquidity Facility (i) upon the issuance and sale of the Certificates, (ii) at least 60 days prior to a Morgan-directed termination of the Liquidity Facility then in effect, (iii) at least 60 days prior to the scheduled expiration of the term of the Liquidity Facility then in effect, and
(iv) no more than 90 days following (a) a withdrawal, suspension or reduction of the short-term rating of the Certificates below "A-1" by S&P or below "P-1" by Moody's as a result of a withdrawal, suspension or reduction in the rating by such Rating Agency with respect to the provider of the Liquidity Facility then in effect or (b) a breach by the provider of the Liquidity Facility of its obligations thereunder, as the case may be, but in no event later than the fifth day preceding any termination of the Liquidity Facility resulting from such
rating withdrawal, suspension, or reduction or such breach.   Any Liquidity
Facility or Alternate Liquidity Facility may be for a term of years which is more or less than the Liquidity Facility which is being replaced (but in no event less than the lesser of (x) 364 days or (y) five (5) days plus the number
of days then remaining until the final maturity of the Certificates).   Should
Morgan fail to provide a Liquidity Facility, the Tender Agent must accept an Alternate Liquidity Facility provided by the Cooperative, if any, which otherwise meets the requirements of the Trust Agreement.

     Morgan's obligation to provide a Liquidity Facility under the Liquidity Protection Agreement is subject to termination upon the occurrence of certain events, including (i) the termination, cancellation, or direct or indirect repudiation of the Guarantees by the Administrator of the RUS or by another governmental authority (or the taking by the Administrator of the RUS or by another governmental authority of certain other actions adverse to the validity of the Guarantees) and (ii) the expiration or termination of the Swap Agreement. Otherwise, Morgan's obligations to deliver a Liquidity Facility under the Liquidity Protection Agreement will expire on December 18, 2017.

STANDBY CERTIFICATE PURCHASE AGREEMENT


     Pursuant to the Liquidity Protection Agreement, Morgan has covenanted to deliver, or to cause another qualified financial institution to deliver, a Liquidity Facility substantially in the form of the Standby Certificate Purchase Agreement attached thereto. The provider of the initial Liquidity Facility will be Morgan Guaranty Trust Company of New York, and the Available Principal Commitment under its Standby Certificate Purchase Agreement will be $57,390,000. The term of such initial Standby Certificate Purchase Agreement will end on December 17, 1998, unless sooner terminated as described below. A copy of the Standby Certificate Purchase Agreement is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     Pursuant to the terms of the Standby Certificate Purchase Agreement, the provider thereof will agree to purchase Unremarketed Certificates from time to time during the Purchase Period at the Purchase Price. Under the Standby Certificate Purchase Agreement, the Liquidity Provider is not obligated to purchase any Unremarketed Certificates in excess of the Available Principal Commitment. Further, the aggregate amount of the Purchase Price comprising interest on any Purchase Date will not exceed the lesser of (i) the Available Interest Commitment on such date and (ii) if the Purchase Date is other than an Interest Payment Date, the aggregate amount of interest distributable with respect to the Certificate to be purchased from and including the next preceding Interest Payment Date to but excluding such Purchase Date or, if the Purchase Date is an Interest Payment Date, zero.

     The Available Principal Commitment under the Standby Certificate Purchase Agreement will be permanently decreased by the principal amount of any Certificates that are redeemed, repaid, or otherwise paid and will terminate on the Scheduled Termination Date.

     If any of the following events occur (each being an "Event of Default"), the Commitment and the obligation of the Liquidity Provider to purchase Unremarketed Certificates shall terminate immediately without notice or demand to any Person: (i) if the RUS fails, wholly or partially, to make a payment as and when required under the Guarantees; (ii) the Administrator of the RUS or any other Federal governmental authority or official with competent jurisdiction shall claim or assert in writing that the Guarantees are invalid or unenforceable against the RUS, or the Administrator of the RUS or any other Federal governmental authority or official with competent jurisdiction shall repudiate in writing the obligations of the RUS or deny that the RUS has any further liability under the Guarantees; or the validity or enforceability of the Guarantees shall be contested in any contest or proceeding (including an appellate proceeding) directly or indirectly by the Administrator of the RUS or any other Federal governmental authority or official with competent jurisdiction and, in the case of a Person other than the Administrator of the RUS or any other Federal governmental authority or official with competent jurisdiction, the RUS shall fail to defend or assert such validity or enforceability or to appeal such contest or proceeding pursuant to appropriate proceedings or actions; (iii) a governmental authority with competent jurisdiction shall announce, find or rule that the Guarantees are null and void or otherwise invalid or unenforceable against the RUS; (iv) the Guarantees shall be canceled or terminated or shall be amended or modified such that payment of principal or interest on any Note shall not be guaranteed thereby, or shall cease to constitute a full faith and credit obligation of the United States of America; or (v) a court of competent jurisdiction shall enter a final nonappealable judgment that the Guarantees are not valid and binding on or enforceable against the RUS.

     If any of the following events occur (each being an "Event of Default"), the obligation of the Liquidity Provider under the Standby Certificate Purchase Agreement will be suspended immediately (but not terminated) without notice or demand, and will terminate if not cured within the time limits specified in the Standby Certificate Purchase Agreement: (i) an Illegality under the Swap Agreement shall have occurred and be continuing; (ii) any governmental authority with competent jurisdiction shall announce, find or rule that the Swap Agreement is null and void or otherwise invalid or unenforceable against either party thereto; (iii) the Swap Agreement shall be cancelled or terminated without payment of the termination amount (if any) owed thereunder or replacement thereof by an Alternate Swap Agreement; or (iv) a court of competent jurisdiction shall enter a final nonappealable judgment that the Swap Agreement is not valid and binding on or enforceable against either party thereto. See "The Swap Agreement." In the case of any Event of Default (including those described above and in this paragraph), the Liquidity Provider will have the right to take any actions permitted by applicable law and to pursue all remedies (including, without limitation, the right to demand and receive specific performance provided at law or in equity); provided, however, that the Standby Certificate Purchase Agreement provides that the Liquidity Provider will not have the right to terminate or suspend the Commitment or its obligation to purchase Unremarketed Certificates other than as provided in the two paragraphs immediately preceding this paragraph or the right to accelerate any amount due hereunder at any time prior to the termination of the Commitment in accordance with the Standby Certificate Purchase Agreement.

     An "Event of Default" will also exist under the Standby Certificate Purchase Agreement if (i) any interest on any Note or any fees or other amounts payable under the Standby Certificate Purchase Agreement shall not be paid within six Business Days after the date thereof; (ii) the Cooperative shall fail to observe or perform certain covenants prohibiting the Cooperative from dissolving, merging, selling its assets and taking similar actions and from making certain amendments to the Related Documents without the Liquidity Provider's consent; (iii) the Cooperative shall fail to observe or perform any covenant or agreement applicable to it and contained in the Standby Certificate Purchase Agreement (other than those covered by clause (i) or (ii) above) or in any Related Document for 90 days after written notice thereof has been given to the Cooperative by the Liquidity Provider; (iv) any representation, warranty, certification or statement made by the Cooperative in the Standby Certificate Purchase Agreement or in any Related Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made); (v) the Cooperative shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; (vi) an involuntary case or other proceeding shall have been commenced against the Cooperative seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or the Cooperative or any court or governmental authority having jurisdiction over the Cooperative shall have declared a moratorium or taken similar action with respect to any debts of the Cooperative; (vii) any representation, warranty, certification or statement made or deemed made by the RUS or the Administrator under or pursuant to any Related Document or in any document, instrument, statement or certificate delivered in connection herewith or therewith shall prove to have been incorrect in any material respect when made or deemed made;
(viii) any provision of the Standby Certificate Purchase Agreement or any Related Document (other than the Guarantees and the Swap Agreement) shall at any time cease to be legal, valid, binding and enforceable on the Cooperative, the Servicer or the RUS, as the case may be, or shall be declared to be null and void, or the legality, validity or enforceability of any of the foregoing or of the transactions contemplated thereby shall be contested by the Cooperative, the Servicer, the Administrator, the RUS or any other governmental authority having competent jurisdiction; (ix) any event or condition which constitutes an "event of default" under any Related Document shall have occurred and be continuing; or
(x) the holders of the Certificates shall for any reason cease to have any unencumbered interest in the Trust, or the Trustee, the Servicer, the Cooperative, the Administrator, the RUS or any other governmental authority having competent jurisdiction shall so assert in writing.

     Pursuant to the Trust Agreement, the Tender Agent and the Cooperative shall take such actions as may be necessary to obtain funds under the Liquidity Facility to pay the purchase price of Certificates tendered for purchase or required to be purchased pursuant to the provisions of the Trust Agreement. See "Description of the Certificates-- Optional Tender and Mandatory Tender."


                           THE REMARKETING AGREEMENT

     The Cooperative and Alex. Brown & Sons Incorporated have entered into a Remarketing Agreement (the "Remarketing Agreement"), a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. On September 1, 1997, Alex. Brown & Sons Incorporated merged with and into BT Securities Corporation, a Delaware corporation, which simultaneously changed its name to BT Alex. Brown Incorporated, whereupon BT Alex. Brown Incorporated succeeded to the rights and obligations of Alex. Brown & Sons Incorporated as Remarketing Agent under the Remarketing Agreement. Pursuant to the Remarketing Agreement, the Remarketing Agent is obligated to use its best efforts to remarket certificates purchased pursuant to Optional Tender or Mandatory Tender and Certificates held by the provider of the Liquidity Facility. Subject to the terms of the Remarketing Agreement, the Remarketing Agent may be removed by Morgan Guaranty if the Remarketing Agent fails to satisfy certain performance-related standards. The Remarketing Agent may resign at any time upon 30 days prior written notice to the Trustee, Cooperative, Servicer, Tender Agent, and others. In the event the Remarketing Agent is removed or resigns, the Cooperative is obligated to appoint a successor Remarketing Agent, subject to the approval of the Swap Provider. In the event the Cooperative fails to act, the Swap Provider may appoint a successor Remarketing Agent.


                        DESCRIPTION OF THE CERTIFICATES

     Each Certificate will be issued pursuant to the Trust Agreement, as amended by a First Amendment to Trust Agreement, (the "Trust Agreement") among CFC, as depositor and Servicer of the Notes, the Cooperative and the Trustee, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summary of the Certificates does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Refinancing Agreements. Capitalized terms used herein and not otherwise defined are defined in "Glossary." Section references are to sections of the Trust Agreement unless otherwise indicated.

GENERAL

     Each Certificate will be issued in fully registered form only and will represent an undivided fractional interest (a "Fractional Interest") in the assets and obligations of the Trust, equal to the percentage obtained by dividing the Principal Amount of the Certificate by the Principal Balance of outstanding Certificates. ((S) 8.1) Initially, the Certificates will be represented by one Certificate to be registered in the name of the nominee of The Depository Trust Company ("DTC"). ((S) 8.7) See "--Book Entry System." The Certificates will be issued in minimum denominations representing $100,000 of Original Principal Amount and in integral multiples of $5,000 in excess thereof ("Authorized Denominations"). ((S) 8.1) The Certificates are transferable and exchangeable at the office or agency maintained by the Trustee, initially c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor-Window 2, New York, New York 10005, Attention: Corporate Trust Administration. ((S) 8.2) No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Trustee or Certificate Registrar, if any, may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. ((S) 8.3)

PAYMENTS OF PRINCIPAL

     Payments of Principal on the Certificates are due on December 15 in the years and in the amounts set forth below. ((S) 7.3)

                PRINCIPAL PAYMENT SCHEDULE ON THE CERTIFICATES

                                                           Principal
          Payment Date                                     Payment Due
          ------------                                     -----------
          December 15,
                  1998................................     $ 1,000,000
                  1999................................       1,100,000
                  2000................................       1,200,000
                  2001................................       1,400,000
                  2002................................       1,350,000
                  2003................................       1,700,000
                  2004................................       1,900,000
                  2005................................       2,100,000
                  2006................................       2,300,000
                  2007................................       2,500,000
                  2008................................       2,800,000
                  2009................................       3,100,000
                  2010................................       3,500,000
                  2011................................       3,900,000
                  2012................................       4,300,000
                  2013................................       4,800,000
                  2014................................       5,300,000
                  2015................................       5,900,000
                  2016................................       4,000,000
                  2017................................       3,240,000
                                                           -----------
                      Total...........................     $57,390,000
                                                           ===========

     On any Certificate Principal Payment Date on which distributions of Principal are to be made, the Trustee shall select, by lot, Certificates to be redeemed in an amount equal to such Principal distribution. In case any Certificate selected by lot is outstanding in a Principal Amount exceeding $100,000, a portion of such Certificate may be redeemed provided that the amount remaining after such redemption shall be an Authorized Denomination. The Trustee shall give notice of such redemption by first-class mail, postage prepaid, mailed not less than 30 days prior to the Certificate Principal Payment Date, to each Certificateholder holding a Certificate selected for redemption, at his last address appearing in the Certificate Register. In addition, notice of redemption shall be sent by certified or registered mail, return receipt requested, or by overnight delivery service contemporaneously with such mailing to any Certificateholder owning $1,000,000 or more in principal amount of Certificates and to any Depository registered as such pursuant to the Securities Exchange Act of 1934, as amended, that is a Certificateholder of Certificates to be redeemed. An additional notice of redemption shall be mailed not less than 60 nor more than 90 days after the Certificate Principal Payment Date, by the same means as the first such notice, to any Certificateholder selected for redemption that has not surrendered the Certificates called for redemption, at his last address appearing in the Certificate Register.

     So long as the Swap Agreement is in effect, payments of interest on the Certificates will be determined and made as described in "--Determination of Interest Rate" and "--Distributions on Certificates."

DETERMINATION OF INTEREST RATE

     The Certificates will be initially issued in the Weekly Rate Mode. ((S) 9.1) The Certificates will remain in the Weekly Rate Mode unless and until the Swap Agreement is terminated or the Certificates are converted to the Flex Rate Mode as described in "--Conversion of Interest Rate Mode on Certificates." ((S) 9.1)

     While the Certificates are in the Weekly Rate Mode, the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable with respect to the Certificates for a particular Weekly Rate Period, shall be the rate established by the Remarketing Agent no later than 3:00 p.m. (New York, New York time) on the Wednesday on which such Weekly Rate Period commences (or the day preceding the Conversion of the Interest Rate Mode to the Weekly Rate Mode) or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par, but such rate may not exceed the Maximum Certificate Rate. ((S) 9.1)

     While the Certificates are in the Weekly Rate Mode, the Certificate Interest Payment Date is the first Wednesday of each month or if Wednesday is not a Business Day, the next succeeding Business Day. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. ((S) 1.1) The first Certificate Interest Payment Date shall be the Certificate Interest Payment Date occurring on the first Wednesday in January 1998 (unless such day is not a Business Day, then on the next succeeding Business Day). ((S) 9.1)

     While the Certificates are in the Flex Rate Mode, the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable with respect to the Certificates for a particular Flex Rate Period, shall be the rate established by the Remarketing Agent not later than 3:00 p.m. (New York, New York time) on the last Business Day next preceding the first day of such Flex Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such day at a price equal to par, but such rate may not exceed the Maximum Certificate Rate. ((S) 9.1) Each Flex Rate Period shall be no less than seven days and no more than 365 days (or 366 days in a leap year) in duration and shall end on the day next preceding a Certificate Interest Payment Date. ((S) 9.1)

     While the Certificates are in the Flex Rate Mode, the Certificate Interest Payment Date is the day following the last day of each Flex Period, or if such day is not a Business Day, the next succeeding Business Day. Interest will be calculated on the basis of the actual number of days elapsed over a year of 360 days. ((S) 1.1)

     The Remarketing Agent shall provide the Servicer, the Swap Provider, the Cooperative, the Trustee, the Liquidity Provider and the Tender Agent with Immediate Notice of all interest rates established by it for the Weekly Rate Mode or Flex Rate Mode. The determination of each interest rate in accordance with terms of the Trust Agreement shall be conclusive and binding upon the owners of the Certificates, the Cooperative, the Swap Provider, the Trustee, the Tender Agent, the Remarketing Agent and the Liquidity Provider.

     If at any time no Swap Agreement is in effect, or, if on any Certificate Interest Payment Date (whether the Certificates are in the Weekly Rate Mode or the Flex Rate Mode) the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest made by the Cooperative or the RUS on the Notes calculated (on the basis of a year of 360 days consisting of twelve 30-day months) at the Fixed Rate, less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business
Day). ((S) 1.1)

     If for any reason the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable with respect to the Certificates are not established by the Remarketing Agent as described above,
(i) if the Certificates were in the Weekly Rate Mode during the preceding Interest Period, the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable to the Certificateholders for the next succeeding Interest Period, shall be the Interest Rate in effect for such preceding Interest Period and (ii) if the Certificates were in a Flex Rate Mode during the preceding interest period, a Conversion (See "--Optional Tender and Mandatory Tender") to the Weekly Rate Mode shall be deemed to occur on the Certificate Interest Payment Date for such Flex Rate Period, and the variable rate payable by Morgan Guaranty under the Swap Agreement, and the interest rate distributable to the Certificateholders for the first such Weekly Rate Period, shall be the Alternate Rate. ((S) 9.1)

DISTRIBUTIONS ON CERTIFICATES

     On each Certificate Interest Payment Date, the Trustee shall apply or cause to be applied all Available Funds in the Trust Account to make the payments of interest due to the Certificateholders on such date. ((S) 7.3) On each Certificate Principal Payment Date, the Trustee shall apply or cause to be applied all Available Funds in the Trust Account to make the payment of principal due to the Certificateholders on such date. ((S) 7.3)

     If the Available Funds are less than the amounts required above on such date, payments will be made first to the Servicer in an amount up to the Scheduled Servicing Fee, with the remainder to the respective Certificateholders. ((S) 7.3) Any excess in Available Funds on such date over the amounts required above will be distributed to the Servicer as additional servicing fee, provided that the Trustee will distribute to the Cooperative (or, in certain circumstances, the RUS) earnings on investments of amounts paid under the Notes while held under the Trust Agreement. If payments on any Certificates are not made when due, interest will be payable (after payment of Scheduled Servicing Fee, including amounts of Scheduled Servicing Fee due with respect to delinquent principal and interest on overdue Scheduled Servicing Fee to the extent interest on overdue interest is lawful) on overdue principal, premium and (to the extent lawful) interest at the stated rate of interest on such Certificates. If the Notes are accelerated by the Trustee following occurrence of an event of default under the Loan Agreement, the related Certificates will thereupon become due and payable, with interest accrued to the date of acceleration, subject to the prior payment of Scheduled Servicing Fee accrued to the date of payment.

     Payments to Certificateholders will be made by check mailed to each Certificateholder of record on the associated Record Date at the address appearing on the Certificate Register, except that payments to Cede & Co. (the nominee holder for DTC) will be made in immediately available funds. ((S)(S) 7.3, 8.2) However, if CFC, the Servicer, or the Trustee notifies the Certificateholders at least 25 days prior thereto, the final payment on each Certificate will be made only against presentation and surrender of the Certificate at the office or agency of the Trustee. ((S) 7.3) The Record Dates for the Certificates include, for any Certificate Payment Date, the Business Day next preceding that Certificate Payment Date, or, if there is no Swap Agreement in effect or the Trustee has not received a Swap Payment when due, the 15th day prior to the Certificate Payment Date (whether or not a Business Day).

CONVERSION OF INTEREST RATE MODE ON CERTIFICATES

     The Interest Rate Mode on the Certificates may be converted to a different Interest Rate Mode from time to time in whole (but not in part), at the written direction of the Remarketing Agent (with the consent of the Swap Provider). ((S) 9.1) The Trustee must notify Certificateholders of each Conversion by first class mail, postage prepaid, at least 15 days but not less than 10 days before the Conversion Date, which notice must provide (i) that the Interest Rate Mode will be converted, what the new Interest Rate Mode will be and, if the Conversion is to the Flex Rate Mode, the end of the Flex Rate Period, (ii) the Conversion Date, (iii) the Certificate Interest Payment Date and Record Date,
(iv) the maximum rate of interest available under the Liquidity Facility, and
(v) that the Certificates will be subject to mandatory purchase on the Conversion Date in accordance with the Trust Agreement. ((S) 9.1) See "--Optional Tender and Mandatory Tender."

     Any Conversion of the Interest Rate Mode for the Certificates pursuant to the paragraph above must comply with the following: (i) the Conversion Date must be a Certificate Interest Payment Date, (ii) the Conversion Date must be a Business Day; and (iii) the Liquidity Facility must cover accrued interest calculated at least 18% per annum (or such higher rate as is set forth in the Liquidity Facility) for the Certificates for 40 days if the Conversion is to the Weekly Rate Mode, or for the number of days in any Flex Rate Period then selected plus 10 days, if the Conversion is to the Flex Rate Mode (or such other amounts as may be required to obtain a Rating Confirmation Notice). ((S) 9.1)

OPTIONAL TENDER AND MANDATORY TENDER

     While in the Weekly Rate Mode, any Certificate shall be purchased on the demand of a Certificateholder, on any Business Day, at the Purchase Price, upon written notice to the Tender Agent, at its principal office on or before 5:00 p.m. (New York, New York time) on a Business Day not later than the 7th calendar day prior to the Purchase Date. ((S) 9.2) Such notice shall (i) state the number and principal amount (or portion thereof in an Authorized Denomination) of such Certificate to be purchased, (ii) state the Purchase Date on which such Certificate shall be purchased and (iii) irrevocably request such purchase and state an agreement to deliver such Certificate, duly endorsed in blank for transfer, with all signatures guaranteed, to the Tender Agent at or prior to 10:00 a.m. (New York, New York time) on such Purchase Date. ((S) 9.2) The owner of a Certificate may demand purchase of a portion of such Certificate only if the portion to be purchased and the portion to be retained by the owner will be in Authorized Denominations. ((S) 9.2) If the Swap Agreement terminates (other than through an Elective Termination (see "The Swap Agreement")) or if a Swap Provider Default has occurred and is continuing, and the Cooperative has not provided an Alternate Swap Agreement, any right of the Certificateholders to demand purchase of Certificates shall terminate or be suspended, respectively.

     The Certificates are subject to Mandatory Tender at the prices and on the following dates:

     (i) On each Conversion Date, the Certificates shall be subject to mandatory purchase at a purchase price equal to the Principal Amount of each Certificate. See "--Conversion of Interest Rate Mode on Certificates."

     (ii) The Certificates shall be subject to mandatory purchase, at the Purchase Price, upon Swap Provider Default (but only if the Liquidity Facility is in effect in accordance with its terms (see "The Liquidity Facility--Standby Certificate Purchase Agreement")) or upon replacement of the Swap Agreement with an Alternate Swap Agreement. See "The Swap Agreement."

     (iii) If at any time the Tender Agent shall give notice that any Certificates then subject to purchase under the Liquidity Facility as then in effect shall on the date specified in such notice cease to be subject to purchase under the Liquidity Facility as a result of the termination or expiration of the term of the Liquidity Facility (other than any termination resulting from suspension of the obligation of the Liquidity Provider to purchase tendered Certificates or any termination occurring immediately without notice or upon receipt by the Trustee of notice of such termination) and, if the Liquidity Facility shall not have been renewed or replaced by an Alternate Liquidity Facility at least ten Business Days prior to such termination or expiration, or if the Trustee has not received the Rating Confirmation Notice required by the Trust Agreement on the fifth Business Day next preceding any such termination or expiration of the Liquidity Facility, each Certificate shall be purchased or deemed purchased, at the Purchase Price. See "The Liquidity Facility."

     (iv) The Certificates shall be subject to mandatory purchase at a price equal to the Principal Amount of each Certificate on the last day of each Flex Rate Period. See "--Determination of Interest Rate." ((S) 9.2)

     The Trustee shall, not less than (a) in the event of a mandatory purchase under (i) above, 15 days prior to the Conversion Date, (b) in the event of a mandatory purchase under (ii) above, 15 days prior to the termination of the Swap Agreement, or as soon as practicable, (c) in the event of a mandatory purchase under (iii) above, five Business Days prior to the termination of the Liquidity Facility or (d) in the event of a mandatory purchase under (iv) above, 15 days prior to the end of the Flex Rate Period (unless the Flex Rate Period is less than 30 days, in which case no notice is required), provide each Certificateholder with a notice, by first-class mail, postage prepaid, of the applicable Purchase Date. ((S) 9.2)

     The Tender Agent shall purchase, but only from the sources listed below, Certificates or portions thereof which are then subject to Optional Tender or Mandatory Tender from the registered owners thereof with immediately available funds by 2:30 p.m. New York, New York time on the Purchase Date, at the outstanding principal amount thereof plus interest which would be distributable in the current Interest Rate Mode if the date of purchase were a Certificate Interest Payment Date. ((S) 9.3) Funds for the payment of such amount shall be derived from the following sources in the order of priority indicated: (i) proceeds of the sale of such Certificates from the remarketing of such Certificates pursuant to the Trust Agreement and the Remarketing Agreement, and
(ii) moneys furnished to the Tender Agent by the Liquidity Provider for the purchase of Certificates pursuant to the terms of the Liquidity Facility. ((S) 9.3)

     With respect to any Certificates or portions thereof subject to Optional Tender or Mandatory Tender as to which sufficient funds to accomplish purchase of such Certificates are available to the Tender Agent at the respective times at which payment of the purchase price is to be made as provided herein, (i) such Certificates or portions thereof shall be deemed to have been purchased, for all purposes of the Trust Agreement, irrespective of whether such Certificates shall have been presented to the Tender Agent, and the former registered owner or owners of such Certificates shall have no claim thereon for any amount other than the purchase price thereof which would have been paid on the date set for purchase, and such Certificates or portions thereof shall no longer be deemed to be outstanding for purposes of the Trust Agreement, and
(ii) in the event that any such Certificates or portions thereof shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the purchase price of such Certificates in trust, uninvested and without liability for interest thereon, for the benefit of the former owners of such Certificates, who shall thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Certificates. ((S) 9.3)

BOOK-ENTRY SYSTEM

     The Certificates will be issued in the form of a fully registered Global Certificate (the "Global Certificate"). The Global Certificate will be deposited on the date of the closing of the sale of the Certificates offered hereby (the "Closing Date") with, or on behalf of, DTC and registered in the name of its nominee (such nominee being referred to herein as the "Global Certificate Holder") or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between DTC and the Trustee.

     Except as set forth below, the Global Certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee (the "Depositary").

     The Depositary has advised that: It is a limited-purpose trust company which was created to hold securities for its participating organizations (the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Persons who are not Participants may beneficially own securities held by the Depositary only through Participants or Indirect Participants.

     The Depositary has also advised that, pursuant to procedures established by it (i) upon the issuance of the Certificates, the Depositary will credit the accounts of Participants designated by the Underwriters with the principal amount of the Certificates purchased by the Underwriters, and (ii) ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to Participants' interests), the Participants and the Indirect Participants. Consequently, the ability to transfer beneficial interests in the Global Certificate is limited to such extent.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability of such persons to purchase beneficial interests in the Certificates and may impair the ability of beneficial owners of the Certificates to transfer or pledge beneficial interests in the Global Certificate.

     Rights of ownership must be exercised through the Depository and the book entry system and notices that are to be given to registered owners by the Servicer or the Trustee will be given only to the Depository. It is expected that the Depository will forward notices to the Participants by its usual procedures, so that Participants may forward such notices to the beneficial owners. Neither the Servicer nor the Cooperative nor the Trustee will have any responsibility or obligation to assure that any notices are forwarded by the Depository to any Participant or by any Participant to the beneficial owners.

     All payments on the Global Certificate registered in the name of the Depositary's nominee will be made by the Trustee on behalf of the Trust to the Depositary's nominee as the registered owner of the Global Certificate. Under the terms of the Trust Agreement, the Servicer and the Trustee will treat the persons in whose names the Certificates are registered as the owners of such Certificates for the purpose of receiving payments of principal and interest on such Certificates and for all other purposes whatsoever. Therefore, neither the Servicer nor the Cooperative nor the Trustee has any direct responsibility or liability for the payment of principal or interest on the Certificates to owners of beneficial interests in the Global Certificate. The Depositary has advised that its present practice is, upon receipt of any payment of principal or interest, to credit immediately the accounts of the Participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in the Global Certificate as shown on the records of the Depositary. Payments by Participants and Indirect Participants to owners of beneficial interests in the Global Certificate will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such Participants or Indirect Participants.

     The Cooperative may determine that: (1) any institution acting as Depository is unable to discharge its responsibilities with respect to the Certificates or (2) continuation of the book-entry system is not in the best interests of the beneficial owners of the Certificates. In addition, any institution acting as Depository hereunder may resign as Depository by giving notice to the Trustee, the Servicer and the Cooperative and discharging its responsibilities with respect thereto under applicable law. In the event of resignation or disability of an institution acting as Depository, the Cooperative will attempt to identify another institution qualified to act as Depository hereunder. An institution may be designated as a Depository hereunder only if such institution: (i) is a "clearing corporation" as defined in the New York Uniform Commercial Code; and (ii) is a qualified and registered "clearing agency" under Section 17A of the Securities Exchange Act of 1934, as amended. If the Cooperative is unable to identify such a successor Depository prior to the effective date of the resignation or in the event that the Cooperative determines that discontinuance of the book-entry system is in the best interests of the beneficial owners or of the Cooperative, the Trustee shall discontinue the book-entry system and issue Certificates in definitive form in exchange for the Global Certificate. In such instance, an owner of a beneficial interest in the Global Certificate will be entitled to have Certificates equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Certificates in definitive form. Certificates so issued in definitive form will be issued in Authorized Denominations.

     So long as the Global Certificate Holder is the registered owner of the Global Certificate, the Global Certificate Holder will be considered the sole owner under the Trust Agreement of any Certificates evidenced by the Global Certificates. Beneficial owners of Certificates evidenced by the Global Certificate will not be considered the owners thereof under the Trust Agreement for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee or Servicer thereunder. Neither the Servicer nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Certificates.

MANDATORY REDEMPTIONS

     The Certificates are subject to redemption, in whole but not in part, on the Business Day following the prepayment or purchase by the Cooperative of the Notes held by the Trust (or the purchase of such Notes by a third party designated by the Cooperative). However, the Cooperative may not deliver notice of prepayment or purchase of the Notes without (i) depositing with the Trustee, 30 days before the date of any such prepayment or purchase, any principal and accrued interest payable on such prepayment or purchase date and (ii) providing for the payment of any termination amount due pursuant to the Swap Agreement.

     The Trustee is obligated, on the Business Day next following the date of any prepayment or purchase of the Notes, to distribute to the Certificateholders principal and accrued interest on the Certificates up to the date of prepayment or purchase of the Notes, to the extent the Trustee has received such amounts. ((S) 7.3, (S) 1.1) Any prepayment or purchase of the Notes by the Cooperative is to be accompanied by accrued interest on such Notes through the date of prepayment or purchase. Amounts due upon prepayment or purchase of the Notes and the amount of any termination payment due pursuant to the Swap Agreement on any such prepayment or purchase are not covered by the Guarantees.

     Should the RUS exercise its right to prepay or purchase the Notes, the RUS must give the Trustee and the Servicer 30 days' notice of its intent to so prepay or purchase the Notes. ((S) 9.7) Should the Cooperative exercise its right to prepay or purchase the Notes, the Cooperative must give the Trustee and the Servicer 45 days' notice of its intent to so prepay or purchase the Notes. ((S) 9.7) No more than five days after receipt of the RUS's notice of prepayment or purchase of the Notes, or if the Cooperative exercises its right to prepay or purchase the Notes, not less than 30 days prior to the proposed Call Date, the Trustee shall, as set forth below, deliver notice of the date of prepayment or purchase, by first class mail, postage prepaid, to all registered Certificateholders at their addresses shown on the

Certificate Register. ((S) 9.7) Any such notice shall (i) identify the Certificates to be redeemed, (ii) specify the date of prepayment or purchase and the Purchase Price of such Certificates, (iii) state that, on the date of prepayment or purchase, the Purchase Price of the Certificates called for prepayment or purchase will be payable at the principal corporate trust office of the Trustee and from that date interest will cease to accrue and (iv) if, at the time of mailing of such notice, moneys sufficient to prepay or purchase all the Certificates shall not have been deposited with the Trustee, such notice may state that it is conditional in that it is subject to the deposit, not later than the date of prepayment or purchase, of moneys sufficient to prepay or purchase all the Certificates, and such notice shall be of no effect unless such moneys are so deposited. Failure to mail the notice required above or defect in the mailing thereof in respect of any Certificate shall not affect the validity of the redemption of any other Certificate. ((S) 9.7)

     No termination of the Swap Agreement may occur and no redemption of the Certificates may take place until the Swap Provider certifies that it has received any termination amount due pursuant to the Swap Agreement, if any, and the Liquidity Provider receives all amounts payable to it under the Liquidity Facility. ((S) 9.7)

     If an event of default is continuing under the mortgage which secures all the Cooperative's obligations to the RUS under the RUS's guarantees (see "Kansas Electric Power Cooperative, Inc."), the RUS may prepay or purchase the Notes at that time. Any such prepayment or purchase by the RUS requires 30 days' written irrevocable notice from the RUS to the Servicer and will include accrued interest on the Notes through the date of the prepayment or purchase that the Cooperative would be required to pay if it were to prepay or purchase the Notes on such date. (Loan Guarantee Agreement. (S) 6.1)

ENFORCEMENT OF THE NOTES, THE GUARANTEES AND THE SWAP AGREEMENT

     The Trustee has appointed the Servicer as its attorney-in-fact to commence and prosecute any claims to enforce or collect on the Notes and Guarantees. However, the Servicer, as such attorney-in-fact, may not (in part or in full) rescind, cancel, release, waive, modify or reschedule the right to collect the unpaid balance on any Notes from the Cooperative or the RUS. ((S) 4.3) If, however, in any suit or legal proceeding for enforcement, it is held that the Servicer may not enforce or collect on the Notes or the Guarantee on the ground that it is not a real party in interest or a holder entitled to enforce the Notes or the Guarantees, as the case may be, the Trustee on behalf of the Trust will take such steps as may be necessary to enforce the Notes or the Guarantees, as the case may be, including bringing suit in its name. The Servicer will promptly provide the Trustee notice of any material actions by the Servicer as attorney-in-fact and notice of all material developments related to the Servicer's performance in its capacity as attorney-in-fact of the Trustee. ((S) 4.3)

     In administering, servicing and enforcing the Notes or Guarantees, the Servicer, after a default in payment on such Notes, is obligated to exercise such of the rights and powers vested in it by the Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. ((S) 4.5) Prior to a default in payment on the Notes, the Servicer is obligated to perform only those duties that are specifically set forth in the Trust Agreement. ((S) 4.5) The Servicer has no liability (i) for any error of judgment made in good faith by it unless it is proved that the Servicer was negligent in ascertaining the pertinent facts or (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Trustee or the Certificateholders. ((S) 4.5)

     The Servicer in its individual or any other capacity may deal with the Cooperative with the same rights it would have if it were not the Servicer. The Servicer has certain relationships with Morgan Guaranty Trust Company of New York, and the Servicer may make deposits with, borrow money from, employ Morgan Guaranty Trust Company of New York to act as trustee under indentures of, and generally engage in any kind of business with, Morgan Guaranty Trust Company of New York and any Person who may do business with or own securities of Morgan Guaranty Trust Company of New York without any duty to account therefor and with the same rights it would have if it were not the Servicer. ((S) 4.5)

     If the RUS declares all outstanding principal and accrued interest on the Notes due and payable to the RUS as described under "The Notes" and thereby becomes obligated to pay principal and interest on the Notes to the Trustee as and when due, the obligation of the Cooperative on the Notes will be released and the Trustee and the Servicer may pursue remedies only against the RUS.

     The Trustee will be responsible for enforcing the Swap Agreement. ((S) 2.1) See "The Swap Agreement."

     No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law on any Certificate or the Swap Agreement or for the execution of any trust under the Trust Agreement or for any other remedy thereunder unless (i) such Certificateholder (a) previously shall have given to the Trustee and Servicer written notice of the basis for such suit, action or proceeding, and (b) shall have made a written request of the Trustee and Servicer, (ii) unless Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust shall (a) have made a written request of the Trustee and Servicer, after the right to exercise such powers or right of action as the case may be, shall have accrued, to exercise the powers granted under the Trust Agreement or to institute such suit, action or proceeding, (b) have afforded the Trustee and Servicer a reasonable opportunity either to proceed to exercise the powers therein granted or to institute such action, suit or proceeding in its or their name, (c) have offered to the Trustee and Servicer reasonable security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee and Servicer shall have refused or neglected to comply with such request within a reasonable time. Such notification, request and offer of indemnity are, in every such case, at the option of the Trustee and Servicer, conditions precedent to the Trustee's and Servicer's execution of the powers and trusts of the Trust Agreement or to any other remedy thereunder. ((S) 12.9) Notwithstanding the foregoing, and whether or not such provisions shall have been complied with, (i) Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust may, except as provided in (ii) below, institute any such suit, action or proceeding in their own names for the benefit of all Certificateholders hereunder and (ii) no Certificateholder or Certificateholders shall under any circumstances have any right to institute any suit, action or proceeding in equity or law under the Cooperative's mortgage to the RUS, but have only a right to collect amounts due and owing under the Trust Agreement or the Notes pursuant to the Guarantee.
((S) 12.9) No one or more Certificateholders shall have any right in any manner whatsoever to affect, disturb or prejudice the security of the Trust Agreement, or to enforce any right thereunder except in the manner provided, that all proceedings at law or in equity shall be instituted, had and maintained in the manner therein provided, and that any individual rights of action or other right given to one or more of such Certificateholders by law are restricted by the Trust Agreement to the rights and remedies therein provided. ((S) 12.9)

TRUST ACCOUNTS AND INVESTMENT OF FUNDS

     The Trustee has established a Trust Account (which shall contain a Cooperative Account, an RUS Account and a Swap Provider Account which shall be maintained for the purpose of holding funds received from the Cooperative, the RUS, and the Swap Provider, respectively) as segregated, non-interest-bearing trust accounts for the benefit of the Certificateholders. ((S) 4.8) The Trustee shall immediately deposit in the appropriate subaccount within the Trust Account all payments it receives with respect to the Notes or the Guarantees (except for certain amounts required to be paid by the Trustee to the RUS or the Cooperative and amounts from which the Trustee is to be paid, reimbursed or indemnified for any fees, expenses or liability) or the Swap Agreement and any investment earnings on, returns of principal of and any other amounts received in respect of investments of such funds and (ii) moneys transferred from the Collateral Account as discussed below. ((S) 4.8) The Trustee, at the direction of the Servicer, shall invest amounts in the Trust Account prior to the associated Certificate Payment Date in Eligible Investments that mature not later than the Business Day next preceding the associated Certificate Payment Date. ((S) 4.8) The Trustee shall maintain, for the benefit of the Certificateholders, possession of the Eligible Investments evidenced by an instrument from the time of purchase until maturity. ((S) 4.8) The Trustee shall not sell, assign or otherwise transfer any Eligible Investment prior to its maturity except, at the direction of the Servicer, to preserve the value of the corpus of the Trust. ((S) 4.8)

     Neither the Trustee nor the Servicer shall have any liability to the Trust or the Certificateholders with respect to losses on investments of amounts on deposit in the Trust Account in Eligible Investments that have been made in compliance with the Trust Agreement. In no event shall the Cooperative or the RUS have any liability to the Trust or the Certificateholders with respect to losses on investments of amounts on deposit in the Trust Account. ((S) 4.8)

     The Trustee has established, as an account separate from the Trust Account, a Collateral Account into which shall be deposited any Posted Collateral received by it pursuant to the Credit Support Annex. The Collateral Account shall secure the Swap Provider's obligation to make Swap Payments and the other rights of the Trustee and Cooperative under the Swap Agreement. Proceeds of the Posted Collateral received by the Trustee from the exercise of its remedies pursuant to the Credit Support Annex shall be applied, to the extent permitted by such Credit Support Annex, in accordance with the Trust Agreement. ((S) 4.8)

     "Eligible Investments" are (i) bonds, notes, bills or other similar obligations issued by the United States of America that are backed by the full faith and credit of the United States and (ii) repurchase agreements (a) secured by securities of the type listed under (i) above not subject to a perfected lien of any third party and valued at no less than 102% of the repurchase obligation (including accrued interest) if such securities have a remaining maturity of less than one year, or otherwise over-collateralized to an extent acceptable to each Rating Agency without causing a reduction in their ratings of the Certificates, (b) with entities such that the automatic stay provision of 11 U.S.C. (S) 362 would not be applicable to the repurchase agreement in the event of bankruptcy of such entity (or, if there are no such entities as a result of an amendment to 11 U.S.C. (S) 362, such entities acceptable to each Rating Agency without causing a reduction in the ratings on the Certificates) and (c) pursuant to documentation that provides for the securities to be valued ("marked to market") daily and kept in the possession of the Trustee or in its control through book entry (or, in both cases, that have such other provisions acceptable to each Rating Agency without causing a reduction in its rating on the Certificates provided the Servicer has determined that the SEC or its staff will not object to such other provisions). ((S) 4.9)

     Assuming payment in full is made on the Notes, interest earned on Eligible Investments held by the Trust will be distributed to the Cooperative (or, in certain cases, to the RUS). See "--Distributions on Certificates." In addition, the return of moneys invested in Eligible Investments is not guaranteed by the Guarantees. ((S) 4.8)

UNCLAIMED MONEYS

     The Trustee is obligated to pay to the Servicer upon request any money held by the Trustee for the payment of principal or interest that remains unclaimed by any Certificateholder for two years. ((S) 7.3) Before making any such payment the Trustee is obligated to cause to be published once in a newspaper of general circulation in The City of New York, or mail to each such holder, notice that such money remains unclaimed and that after a date not less than 10 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Servicer. ((S) 7.3) After payment to the Servicer, Certificateholders entitled to the money must look to the Servicer for payment as general creditors unless an applicable abandoned property law designates another person. ((S) 7.3)

SERVICING FUNCTIONS

     In addition to enforcing the Trustee's rights under the Notes and the Guarantees held by the Trust, the Servicer is obligated to fulfill a number of administrative and notice functions. For example, the Servicer is obligated to deliver a notice to each of the Cooperative and the Trustee specifying the date any payment is due on the Notes and the amount of such payment. ((S) 7.1) In addition, no more than five Business Days and no less than two Business Days before each Certificate Payment Date, the Servicer must deliver a notice to the Cooperative, the Swap Provider and the Trustee which specifies the method of calculation of the interest payable to the Certificateholders, if any, and the amount of principal, if any, payable to the Certificateholders on the associated Certificate Payment Date. ((S) 7.1) The Servicer is responsible for notification of the RUS of any default in the payment of interest and principal on the Notes, and the Servicer is obligated to submit to the RUS reports assessing the causes behind and the seriousness of the default. ((S) 4.2, Loan Guarantee Agreement (S) 5.2) The Servicer is also obligated to notify the RUS of any known violations or defaults or conditions which might lead to a default or violation by the Cooperative under the Loan Agreement, the Loan Guarantee Agreement or the Notes. (Loan Guarantee Agreement (S) 5.2) The Servicer is obligated to notify the RUS of any prepayment or purchase of the Notes and is obligated to calculate the amount payable on the Notes and the related Certificates pursuant to any redemption or purchase of such Note. ((S)(S) 4.2, 7.1)

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     As compensation for ordinary administrative expenses (including legal and accounting fees and expenses) of the Trust and the fees of the Trustee, the Servicer will receive the Scheduled Servicing Fee under the Trust Agreement and will be entitled to distribution of amounts remaining in the Trust Account under the Trust Agreement on any date on which payments are made on the Certificates after distribution of amounts due on such date to the holders of that series of Certificates and distribution to the Cooperative (or, in certain circumstances, the RUS) of income from Eligible Investments. See "--Distributions on Certificates."

     The Cooperative has also agreed to pay as an unsecured, direct obligation to the Servicer the amounts of any reasonable out-of-pocket costs or reasonable expenses ( including reasonable counsel fees) incurred or paid by the Servicer as a result of any of the following: (i) any event of default under the Loan Agreement, (ii) any challenges to, assertions of the invalidity of or other questioning of the Guarantees or their status as a full faith and credit obligation of the United States of America,
(iii) any negotiations relating to the recapitalization, restructuring of the debt obligations or reorganization of the Cooperative or (iv) any bankruptcy, insolvency, composition or other similar proceeding with respect to the Cooperative, except that such amounts may not include certain indemnity payments by CFC. (Loan Agreement (S) 5.2)

INDEMNIFICATION

     The Servicer is obligated to defend and indemnify the Trust, the Trustee and the Certificateholders against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising in respect of any gross negligence or willful misconduct by the Servicer with respect to the Notes or the Guarantees, except to the extent that any such costs, expenses, losses, damages, claims and liabilities (as and when incurred) may be attributable to the Trustee's negligence or bad faith. ((S) 4.7) These indemnities will survive any removal of a Servicer but will not cover actions or omissions of any successor Servicer.
((S) 4.7)   The Servicer is also obligated to indemnify the Trustee for any loss, liability or expense arising out of or in connection with the acceptance or administration of the Trust and its duties as Trustee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or said duties except to the extent attributable to negligence or willful misconduct on its part. ((S) 10.6)

REPORTS TO CERTIFICATEHOLDERS

     On or before ten Business Days after each June 15 and December 15 (or the next Business Day if such day is not a Business Day), the Servicer shall supply to the Trustee, the Swap Provider and the Liquidity Provider a Semiannual Report which shall include the following information (stated on the basis of $100,000 of principal amount) as of the last Certificate Payment Date occurring since the last Semiannual Report: (i) the amount of any distribution allocable to principal, (ii) the amount of any distributions allocable to interest, and (iii) the amount of fees distributed to the Servicer.

     The Semiannual Report shall also state the Principal Balance with respect to the Certificates outstanding after the last distribution of principal and that, to the best of the Servicer's knowledge, as of the related June 15 and December 15 (or the next Business Day if such day is not a Business Day), no delinquency in payment under any of the Notes, the Guarantees or the Swap Agreement has occurred and no Event of Servicing Termination (as defined below), or event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing or, if such event has occurred and is continuing, shall specify the event and, in any event, shall specify its status and the amount, if any, paid under the Guarantees. Each Semiannual Report shall also include a certification from the Servicer to the
effect that the Semiannual Report is complete and accurate.   ((S) 5.1)  The
Trustee is obligated to promptly mail a copy of the Semiannual Report to each Certificateholder. ((S) 5.1)

     The fiscal year of each Trust is the calendar year. ((S) 5.1) Within the prescribed period of time for tax reporting purposes, after the end of each calendar year during the term of the Trust Agreement, the Trustee is to prepare and mail to each Certificateholder of record at any time during such year a report setting forth the aggregate of the amounts reported pursuant to (i) through (iii) above and other information as is reasonably necessary for the preparation of such Certificateholder's Federal income tax returns, each for such calendar year or, in the event such person was a Certificateholder for only a portion of such calendar year, for the applicable portion of the year. ((S) 5.1)

     The Trustee will deliver, without charge, to any Certificateholder copies of all statements and reports furnished to the Trustee upon written request delivered to the Trustee at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Administration. ((S) 5.1)


REPORTS TO THE SECURITIES AND EXCHANGE COMMISSION

     It is contemplated that the Trust will file periodic reports under the Securities Exchange Act of 1934 (which reports will contain information typically contained in reports filed by trusts issuing asset-backed securities) so long as the Certificates are outstanding. The Trust's Annual Report on Form 10-K will also include (to the extent publicly available) information concerning the Swap Provider of the same type as furnished above under "MORGAN GUARANTY TRUST COMPANY OF NEW YORK."

EVENTS OF SERVICING TERMINATION

     An event of servicing termination under the Trust Agreement ("Event of Servicing Termination") will occur if there is (i) any failure by the Servicer to make any payment or any deposit required to be made by the Servicer under the Trust Agreement and the continuance of such failure for a period of two Business Days, (ii) any failure by the Servicer to provide certain specified reports, notices or filings in accordance with the Trust Agreement that continues unremedied for three Business Days after notice from the Trustee or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination," (iii) any failure on the part of the Servicer to enforce the Notes or the Guarantees in accordance with the requirements of the Trust Agreement that continues unremedied for 30 days after notice from the Trustee, the Swap Provider or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination," (iv) any failure on the part of the Servicer to observe or perform in any material respect any other material covenant or agreement to be observed or performed by the Servicer under the Trust Agreement that continues unremedied for 30 days after notice from the Trustee, the Swap Provider or Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust, which notice shall specify such failure, require it to be remedied and state that such notice is a "Notice of Servicing Termination," (v) any assignment or delegation by the Servicer of its duties or rights under the Trust Agreement except as specifically permitted by the Trust Agreement, (vi) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Servicer under Title 11 of the United States Code or any other applicable Federal or state law or law of the District of Columbia, or appointing a receiver (or other similar official) of the Servicer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days, (vii) the institution by the Servicer of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a request for relief under the Title 11 of the United States Code or any other applicable Federal or state law or law of the District of Columbia, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action, or (viii) the failure of the Servicer to be an Eligible Servicer. ((S) 6.1)

     Certificateholders with aggregate Fractional Interests representing 51% or more of a Trust may (with the consent of the Swap Provider) waive any past Event of Servicing Termination. ((S) 10.5)

RIGHTS UPON EVENTS OF SERVICING TERMINATION; SERVICER TRANSFER

     If an Event of Servicing Termination under the Trust Agreement has occurred and is continuing, either the Trustee or Certificateholders holding aggregate Fractional Interests representing 51% or more of the Trust, by notice in writing to the Servicer, may (with the consent of the Swap Provider) terminate all (but not less than all) such Servicer's rights, powers, duties and obligations in such capacity. ((S) 6.2) The successor Servicer is to be appointed by the Trustee, with the consent of the Swap Provider, pursuant to the Trust Agreement. ((S) 6.3) In the event that a successor Servicer has not been appointed at a time when the outgoing Servicer ceases to act as a Servicer, the Trustee will automatically become the successor Servicer. ((S) 6.3)

     Notwithstanding such termination, the outgoing Servicer will be entitled to payment of certain amounts payable to it prior to such termination for services rendered prior to such termination under the Trust Agreement. ((S) 6.5) See "- -Distributions on Certificates". The successor Servicer will be entitled to reasonable servicing compensation to be determined by the Trustee in accordance with the Trust Agreement. ((S) 6.3) The outgoing Servicer shall pay or cause to be paid any portion of such reasonable fee to the successor Servicer which is in excess of the sum of the Servicing Fee and other amounts payable to the Servicer out of the Trust Account. ((S) 6.3)

     Upon any continuing Event of Servicing Termination, any termination of a Servicer or any appointment of a successor Servicer, the Trustee is to give prompt written notice to the Certificateholders. The Trustee may withhold notice of an Event of Servicing Termination if it determines in good faith that doing so is in the best interest of the Certificateholders. ((S) 6.4)

RESIGNATION OR REPLACEMENT OF THE SERVICER

     The Servicer may not resign from its obligations and duties imposed on it by the Trust Agreement, except (i) upon determination that the performance of its duties is no longer permissible under applicable law, or (ii) if the Servicer is not paid any amount due to it as compensation under the Trust Agreement within five Business Days of when such payment becomes due and payable. ((S) 12.1) No such resignation may specify a date for resignation earlier than 90 days after notice thereof is delivered to the Trustee and no such resignation will become effective until the earlier of such 90 days or the date upon which the Trustee or a successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Trust Agreement. ((S) 12.1) Any successor Servicer must be an Eligible Servicer.

     The Servicer may not assign or delegate any of its power, rights or obligations under the Trust Agreement absent the prior written consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust and the prior written consent of the RUS and the Swap Provider. Notwithstanding the foregoing, with prior written approval of the RUS, the Servicer may delegate its responsibilities to an affiliate. ((S) 12.5)

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer under the Trust Agreement (without relieving the Servicer of its responsibilities under this Agreement if it survives such merger, conversion or consolidation), without any further act. ((S) 4.10)

AMENDMENTS

     The Trust Agreement may be amended from time to time by the Servicer, the Cooperative and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity, to correct or supplement any provisions of the Trust Agreement which may be inconsistent with any other provisions thereof or to add any other provisions with respect to matters or questions arising under the Trust Agreement which shall not be inconsistent with the provisions thereof, (ii) to make mechanical changes necessary in the opinion of the Swap Provider (so long as no Swap Provider Default has occurred and is continuing) to substitute an Alternate Liquidity Facility, or (iii) to achieve or preserve the status of the Trust as a Pass-Through Organization; provided, however, that before such amendments become effective, the Trustee must receive
(a) an opinion of counsel, that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for Federal income tax purposes and
(b) confirmations from rating agencies assigning ratings to the Certificates at the request of the Cooperative or the Swap Provider that the rating assigned to the Certificates will not be withdrawn or lowered. ((S)(S) 12.6, 1.1)

     The Trust Agreement may also be amended from time to time by the Servicer, the Cooperative and the Trustee, with the consent of Certificateholders with aggregate Fractional Interests representing 51% or more of the Trust, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that without the unanimous consent of the Certificateholders affected thereby and the Liquidity Provider, no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, collection of payments on the Notes, the Swap Agreement or the Guarantees or distributions which are required to be made on any Certificate or
(ii) reduce the aforesaid percentage required to consent to any such amendment; provided, further, that before such amendments become effective, the Trustee must receive an opinion of counsel that such amendments will not cause the Trust not to be treated as a Pass-Through Organization for Federal income tax purposes. Neither the Trustee, the Cooperative nor the Servicer are permitted, without the unanimous consent of all the Certificateholders affected, to take or consent to any action that would reduce the principal amount or interest rate (or change the manner of computing interest or determining the interest rate) on the Notes or the Swap Agreement or delay the dates on which any payments are due under the Notes or the Swap Agreement. ((S) 12.6)

     No amendment, modification or supplement to or of the Trust Agreement that materially adversely affects the Cooperative or the RUS shall be effective unless approved in writing by the Cooperative or the RUS, respectively, nor shall any waiver of rights under the Trust Agreement by any party preclude the RUS from asserting its rights unless such a waiver has been approved in writing by the RUS. ((S) 12.6) No amendment, modification or supplement of the Trust Agreement that adversely affects the Swap Provider may be effected unless (i) approved in writing by the Swap Provider or (ii) the Swap Agreement is terminated and any and all amounts owing to the Swap Provider are fully paid, except that, if a Swap Provider Default has occurred and is continuing, the right of the Swap Provider to consent to any amendment, modification or supplement of the Trust Agreement shall be suspended. ((S) 12.6)

     Promptly after the execution of any amendment or consent pursuant to any Trust Agreement, the Trustee is obligated to furnish or cause to be furnished written notification of the substance of such amendment or consent to each Certificateholder. ((S) 12.6)

TERMINATION

     The Trust Agreement will terminate after payment in full has been made of Certificates, except that CFC's representations and warranties and indemnities and obligations to pay any fees and expenses then owed by CFC to the Trustee or any successor Servicer will survive termination as provided in the Trust Agreement. ((S) 12.3) In no event will any of the Trusts continue beyond the expiration of 21 years from the death of the last survivor of certain individuals specified in the Trust Agreement. ((S) 12.3)

THE TRUSTEE

     The First National Bank of Chicago, the Trustee under the Trust Agreement, currently has its principal corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 (Telecopy: 312-407-1708) Attention:
Corporate Trust Administration.

     The Trustee may resign at any time by giving written notice to the RUS, the Servicer, the Swap Provider, and the Certificate Registrar, if any, in which event the Servicer will be obligated to appoint a successor Trustee. ((S) 10.8) The Trustee is also required under the Trust Indenture Act of 1939 to resign if it becomes subject to certain specified conflicts of interest. In such cases, the Cooperative must promptly appoint a successor Trustee. ((S)(S) 10.7, 10.15)

     If at any time, the Trustee shall cease to be eligible in accordance with the above provisions of the Trust Agreement and shall fail to resign after written request therefor by the Servicer (or, with the consent of the Servicer and the Swap Provider, Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust) or, if at any time, the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer (or, with the consent of the Servicer and the Swap Provider, Certificateholders with aggregate Fractional Interests representing 25% or more of the Trust) may remove the Trustee. The Trustee may be removed without cause by the Servicer or, with the consent of the Servicer and the Swap Provider, Certificateholders with aggregate Fractional Interests of 51% or more of the
Trust. ((S) 10.8)    In such circumstances, the Servicer will be obligated to
appoint a successor Trustee that has been approved in writing by the RUS.   ((S)
10.8)

     Any resignation or removal of a Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee. ((S)(S) 10.8, 10.9) Any Trustee under the Trust Agreement must (i) at all times be a corporation which is a bank (as such term is defined in the Investment Company Act of 1940), having a corporate trust office in the United States and organized and doing business under the laws of any state or the United States, authorized under applicable law to exercise corporate trust powers, and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or state authorities, (ii) at all times not be an affiliate of CFC, the Cooperative or the Swap Provider or any Person involved in the organization or operation of CFC, the Cooperative or the Swap Provider, and (iii) at all times be an Eligible Servicer (or affiliated with an Eligible Servicer who agrees to act as Servicer in the event that the Trustee is appointed Servicer upon a Service Transfer).

DUTIES AND IMMUNITIES OF THE TRUSTEE

     The Trustee assumes no responsibility or liability for the correctness of the recitals contained in the Trust Agreement or in any Certificate (other than the Trustee's execution and authentication thereof). ((S) 10.3) The Trustee makes no representations as to the validity or sufficiency of the Trust Agreement, Certificates (other than its execution and authentication thereof), Notes, Guarantees, Swap Agreement or any related document. ((S) 10.3)

     The Trustee, prior to the occurrence of an Event of Servicing Termination thereunder and after the curing of all such Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Trust Agreement. ((S) 10.1) Subject to the foregoing sentence, the Trustee will be liable for its own negligence or misconduct except for (i) good faith errors in judgment (provided the Trustee was not negligent in ascertaining the pertinent facts) and (ii) actions taken or omitted to be taken in good faith pursuant to the direction of Certificateholders as described below. ((S) 10.1) If an Event of Servicing Termination has occurred (which has not been cured), the Trustee is obligated to exercise such of the rights and powers vested in it by the Trust Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. ((S) 10.1) The Trustee may not be charged with knowledge of Events of Servicing Termination referred to in clauses (i)-(iii) of the first paragraph under "-- Events of Servicing Termination" unless it has actual knowledge thereof or has received notice thereof from the Servicer, the Cooperative, CFC, the Swap Provider or the Certificateholders representing 25% or more of the Trust. ((S) 10.2) The Trustee may require an adequate indemnity before it incurs financial liability in the performance of its duties. ((S) 10.1)

     Subject to the foregoing paragraph, if no Event of Servicing Termination and no Swap Provider Default has occurred under the Trust Agreement, the Trustee will have no responsibility or liability for or with respect to the performance or enforcement of the Notes or Guarantees (unless the Trustee is acting as Servicer or unless it is held that the Servicer may not enforce such Notes or Guarantees), the compliance by CFC or the Servicer with any covenant or the breach by CFC or the Servicer of any warranty or representation made under the Trust Agreement or in any related document or the accuracy of any such warranty or representation, the validity of such Guarantees, the acts or omissions of CFC or the Cooperative, any action of CFC taken in the name of the Trustee, any action of the Trustee taken at the instruction of CFC or the preparation of tax returns for the Trust. ((S) 10.3) Except for such liability as is finally determined to have resulted from Trustee's gross negligence or willful misconduct, (i) no recourse shall be had for any claim based on any provision of the Trust Agreement, the Certificates or the Notes against the Trustee in its individual capacity, and (ii) the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder or any other person with respect to any such claim, and (iii) any such claim shall be asserted solely against the Trustee or any indemnitor who shall furnish indemnity as provided in the Trust Agreement. ((S) 10.3)

     In the event of an Event of Servicing Termination by the Servicer or a Swap Provider Default shall have occurred and is continuing, the Trustee in its discretion may proceed to protect and enforce the rights of the Certificateholders under the Trust Agreement by a suit, action or other proceeding. ((S) 10.13) The Trustee has the legal power to exercise all the rights, powers and privileges of a holder of the Notes as provided in the Loan Agreement and the Loan Guarantee Agreement. ((S) 10.16) If any default under the Notes, the Certificates, or the Swap Agreement known to the Trustee occurs and is continuing, the Trustee must mail notice thereof to Certificateholders within 90 days, but the Trustee may withhold such notice (except in the case of a payment default) if it determines in good faith that doing so is in the interests of Certificateholders. ((S) 10.18)

     Under the Trust Agreement, the Servicer has agreed (i) to pay the Trustee from time to time reasonable compensation for all services rendered by it thereunder (which compensation may not be limited by any provision of law in regard to the compensation of a trustee of an express trust), (ii) to reimburse the Trustee and any predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee and any predecessor Trustee in its capacity as Trustee in accordance with any provision of that Trust Agreement (including the reasonable expenses and disbursements of its agents (excluding the Servicer) and counsel), except to the extent such expenses, disbursement or advance may be attributable to the Trustee's own negligence or willful misconduct, and (iii) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the Trust and its duties as Trustee, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties except to the extent attributable to negligence or willful misconduct on its part.

((S) 10.6) The Cooperative has agreed to pay the Trustee or reimburse the Servicer for any Trustee's fees and expenses arising out of a Swap Provider Default. ((S) 10.6)

     The Trust Agreement also provides that Certificateholders having aggregate Fractional Interests of 51% or more of the Trust may, with the consent of the Swap Provider and subject to certain exceptions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (or the Servicer as the Trustee's attorney-in-fact), or exercising any trust power conferred on the Trustee (or the Servicer as the Trustee's attorney-in-fact), with respect to the corresponding Certificates; except that the Trustee (or the Servicer as the Trustee's attorney-in-fact) need not comply with such directions if it determines that the action would be illegal or unduly prejudicial to the rights of Certificateholders not parties to such direction or if the Trustee (but not the Servicer) determines that the action would involve it in personal liability. ((S) 10.5) The Trustee will be under no obligation to exercise any such remedy or power unless the Certificateholders shall have offered it reasonable indemnity against costs incurred in connection therewith. ((S) 10.2)

THE TENDER AGENT

     Pursuant to the Trust Agreement, The First National Bank of Chicago is appointed as Tender Agent for the Certificates. ((S) 9.8) The Delivery Office for The First National Bank of Chicago, as initial Tender Agent hereunder, shall be c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor - Window 2, New York, New York 10005 (Telecopy: 212/240-8938), Attention:
Corporate Trust Administration.  ((S) 12.7)

     Any Tender Agent may at any time resign by giving at least 60 days written notice to the Servicer, the Cooperative and others. ((S) 9.8) Any Tender Agent may be removed at any time by the Trustee. ((S) 9.8) Any such resignation or removal shall take effect only upon the appointment of, and acceptance of such appointment by, a successor Tender Agent. ((S) 9.8) Any successor Tender Agent shall be appointed by the Servicer or some party other than the Cooperative, with the consent of the Liquidity Provider and the Swap Provider, and shall be a commercial bank with trust powers or a trust company organized under the laws of any state of the United States, having capital stock and surplus aggregating at least $50,000,000, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by the Trust Agreement. ((S) 9.8)

     Pursuant to the Trust Agreement, the Tender Agent waives any rights to, or liens for, its fees, charges and expenses for its services from funds or Certificates delivered to the Tender Agent pursuant to the Trust Agreement. ((S) 9.8) The Tender Agent will be reimbursed and compensated for its fees, charges and expenses for acting under and pursuant to this Agreement only from moneys provided by the Servicer. ((S) 9.8)

     Pursuant to the Trust Agreement, the Cooperative has agreed to indemnify the Tender Agent and its officers and employees against and save them harmless from any and all losses, including reasonable fees and expenses of counsel, incurred, arising out of or based upon their acting in good faith to carry out the transactions contemplated by the Trust Agreement, except only to the extent that they are caused by the negligent action, negligent failure to act or willful misconduct of the Tender Agent. ((S) 9.8) However, the Tender Agent is not protected from liability for its own negligence or willful misconduct. ((S) 9.8) The duties and obligations of the Tender Agent shall be determined solely by the provisions of the Trust Agreement, and the Tender Agent is not liable except for the performance of such duties and obligations as are specifically set forth in the Trust Agreement, and, in the absence of bad faith on the part of the Tender Agent, the Tender Agent may conclusively rely, as to the truth of the statements expressed therein, upon any document furnished to the Tender Agent and conforming to the requirements of the Trust Agreement. ((S) 9.8) The Tender Agent may rely and shall be protected in acting upon any document believed by it to be genuine and to have been signed or presented by the proper party or parties, provided that, in the case of any such document which by any provision of the Trust Agreement is specifically required to be furnished to the Tender Agent, the Tender Agent shall be under a duty to examine the same to determine whether or not it conforms to the requirements of the Trust Agreement. ((S) 9.8) The Tender Agent shall not be liable for good faith error of judgment of its officers unless the Tender Agent was negligent in ascertaining the pertinent facts. The Tender Agent shall not be liable at any time for interest on any money received by it pursuant to the terms of the Trust Agreement. The Tender Agent is entitled to the benefits of all protective provisions and limitations accorded the Trustee in the Trust Agreement. ((S) 9.8)

THE REMARKETING AGENT

     Pursuant to the Trust Agreement, if at any time the Remarketing Agent is unable or unwilling to act as the Remarketing Agent, such Remarketing Agent, upon 30 days' prior written notice to the Cooperative, the Servicer, the Trustee and the Tender Agent, may resign. ((S) 9.9) The Remarketing Agent may be removed at any time by the Swap Provider (unless a Swap Provider Default has occurred and is continuing), subject to the terms and conditions of the Remarketing Agreement. ((S) 9.9) Upon resignation or removal of the Remarketing Agent or upon termination of the Remarketing Agreement (other than termination of the Remarketing Agreement due to termination of the Swap Agreement), the Cooperative, with the advice and consent of the Swap Provider, shall appoint a successor Remarketing Agent. ((S) 9.9) In the event that the Cooperative shall fail to appoint a successor Remarketing Agent, upon the resignation or removal of the Remarketing Agent, the Swap Provider may appoint a Remarketing Agent until the appointment of a successor Remarketing Agent in accordance with the immediately preceding sentence. ((S) 9.9)

     Pursuant to the Trust Agreement, Morgan and the Cooperative have agreed upon and are responsible for the fees and expenses of the Remarketing Agent, and neither the Trustee nor any Certificateholder shall have any liability or responsibility therefor. ((S) 9.9)


                        FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a general discussion of Federal income tax consequences arising from the ownership of Certificates purchased pursuant to this offering. The discussion and the opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, (the "Code") and United States Treasury Regulations, as interpreted by court decisions and rulings and other administrative pronouncements of the Internal Revenue Service. All such authorities are subject to change, and such change could apply retroactively. The opinions expressed herein are not binding on the Internal Revenue Service. The discussion does not purport to deal with all aspects of Federal taxation that may be relevant to particular investors, some of whom may be subject to special rules. Prospective investors are urged to consult their own tax advisors regarding the Federal tax consequences arising out of the ownership of Certificates.

TAX STATUS OF THE TRUST AND THE ASSETS HELD BY THE TRUST

     Vinson & Elkins L.L.P. has delivered its opinion to the Trustee and the Servicer that, under existing law as of the date hereof, for Federal income tax purposes, (i) the Trust will not be classified as an association taxable as a corporation, but will be classified as a grantor trust; (ii) each Certificateholder will be treated as the owner of an undivided fractional interest in each of the assets held by the Trust; and (iii) pursuant to Treasury Regulation (S) 1.1275-6, the Trust will be treated as owning a debt instrument having a principal amount equal to the principal amount of the Notes and bearing interest at a rate equal to the rate payable by Morgan Guaranty under the Swap Agreement (the "Synthetic Note").

GENERAL TAX CONSEQUENCES TO ACQUIRING CERTIFICATEHOLDERS

     Subject to the discussion under "--Recharacterization of Servicing Fees" below, each Certificateholder, in accordance with its method of accounting, will be required to include in income its allocable share of the interest on the Synthetic Note. Each Certificateholder will also be required to include in income its allocable share of that amount of interest on the Notes used to pay its share of the Scheduled Servicing Fee and will also generally be entitled to a corresponding deduction. However, a non-corporate Certificateholder's allocable share of Scheduled Servicing Fee may be a "miscellaneous itemized deduction". Under Section 67 of the Code, "miscellaneous itemized deductions" are deductible only to the extent such deductions in the aggregate exceed 2% of adjusted gross income.

DISCOUNT AND PREMIUM

     Due to the manner in which the varying rates of interest distributable in respect of the Certificates will be determined and the market for the Certificates will operate, it is not expected that the price at which a Certificate may be purchased will vary to any significant extent from the Principal Amount of the Certificate. However, if a Certificateholder's original basis in a Certificate is more or less than the Principal Amount thereof, any positive difference may be amortizable bond premium within the meaning of Section 171 of the Code, and any negative difference may be "market discount" within the meaning of Section 1278(a)(2) of the Code (or, under certain circumstances described below, "original issue discount" within the meaning of Section 1273(a)(1) of the
Code). The Code sets forth detailed rules pursuant to which owners of debt instruments (i) are entitled to deduct "amortizable bond premium," and (ii) are required to report as ordinary income amounts representative of "original issue discount" or "market discount" (and are also required to defer a portion of any deduction for interest on debt incurred or continued to purchase a Certificate with market discount). In general, the amount of amortizable bond premium deductible (if so elected) in any taxable year, and the amount of original issue discount includable in taxable ordinary income in any taxable year, are determined on a yield-to-maturity basis, while market discount is includable in taxable ordinary income only on disposition of the related debt instrument, and then only to the extent of the gain on that disposition.

     The Synthetic Note, when originally acquired by the Trust, will bear interest in the Weekly Rate Mode. In the event the Interest Rate Mode is converted from one Interest Rate Mode to a different Interest Rate Mode, the Internal Revenue Service may take the position that the conversion constitutes a reissuance of the Synthetic Note. In that case, amounts that would be characterized as market discount under the previous paragraph would, in general, be characterized instead as original issue discount.

     Due to the complexity and possible varying interpretations of the rules that define and prescribe the reporting of amortizable bond premium, original issue discount and market discount (as those rules apply to instruments such as the Certificates) any Certificateholder whose original basis in a Certificate differs from the Principal Amount thereof is urged to consult its own tax advisor regarding whether amortizable bond premium, original issue discount or market discount exists for federal income tax purposes, and, if so, how such items should be reported.

RECEIPT OF PRINCIPAL OR SALE OR PREPAYMENT OF CERTIFICATES

     A Certificateholder that receives a principal payment with respect to a Certificate will recognize gain or loss equal to the difference between the Certificateholder's tax basis in the principal payment and the amount of such principal payment. A Certificateholder who sells a Certificate or whose Certificate is prepaid will recognize gain or loss equal to the difference between the Certificateholder's adjusted tax basis in the Certificate and the amount realized from the sale or prepayment (exclusive of any portion thereof which is allocable to interest on the related Synthetic Note that has accrued but has not yet been distributed on the Certificate). Any such gain or loss would be capital gain or loss if the Certificate were held as a capital asset, except that, as noted above under "--Discount and Premium," in the case of a Certificateholder who is considered to have acquired a Certificate with market discount, gain from the receipt of a principal payment or from the sale or prepayment of a Certificate would be treated as ordinary income to the extent of any accrued market discount not previously reported as income.

     In general, a Certificateholder's tax basis in a principal payment likely will be determined by multiplying the Certificateholder's adjusted tax basis in the Certificate at the time of the principal payment by a fraction whose numerator is the amount of the principal payment and whose denominator is the amount of unpaid principal on the Certificate immediately prior to the principal payment. A Certificateholder's adjusted tax basis in a Certificate will equal the Certificateholder's original basis in the Certificate (exclusive of any portion thereof which is allocable to interest on the related Synthetic Note that had accrued but had not yet been distributed on the Certificate on the date of purchase), decreased by any principal payments previously received by the Certificateholder on the Certificate and increased by the amount of any market discount or original issue discount previously included in income by the Certificateholder and by any gain recognized by the Certificateholder on previous principal payments (but only to the extent that such gain exceeded the amount of market discount, if any, recognized by the Certificateholder on the previous principal payments).

RECHARACTERIZATION OF SERVICING FEES

     There are no authoritative guidelines for Federal income tax purposes as to the maximum amount of servicing fees that may be considered reasonable in the context of this or similar transactions, nor are there authoritative guidelines as to the proper recharacterization, if any, of servicing fees to the extent they may be determined to exceed a reasonable amount. For example, should the Internal Revenue Service contend that a portion of the Scheduled Servicing Fee receivable by the Servicer under the Trust Agreement is excessive and thus is not deductible for tax purposes, such excessive portion might be recharacterized as an ownership interest retained by the Servicer in a portion of each interest payment on the Synthetic Note.

     The recharacterization of all or a portion of the Scheduled Servicing Fee receivable by the Servicer as an ownership interest retained by the Servicer in a grantor trust would not, in the opinion of Vinson & Elkins L.L.P., negatively affect the classification of a Trust as a grantor trust. Moreover, except as described below, any such recharacterization should not have a material effect on the amount or timing of income recognized by a Certificateholder with respect to the Certificates: First, a Certificateholder would not have any income or deductions in respect of amounts allocable to any ownership interest deemed retained by the Servicer. Second, the Certificates probably would be subject to the "stripped bond" rules of Section 1286 of the Code. In general, this would have the effect of treating the Certificateholder's allocable share of the interest payable on the Synthetic Note (excluding the excessive portion of the Scheduled Servicing Fee) as original issue discount, thereby accelerating the recognition of interest income to a cash basis Certificateholder. Application of the "stripped bond" rules would also have the effect of treating as original issue discount (which generally must be included in income currently as it accrues) any amount that, in the circumstances discussed under "--Discount and Premium" above, would otherwise be considered market discount (which, absent an election by the Certificateholder, need not be included in income until the Certificate is sold or principal payments are received).

     Alternatively, the excessive portion of the Scheduled Servicing Fee might be recharacterized as deferred payments of additional purchase price by a Certificateholder, which would increase such Certificateholder's basis in the Certificate for purposes of determining whether the Certificate was acquired at a discount, at par, or at a premium. Under this alternative, a Certificateholder may also be entitled to a deduction for unstated interest with respect to each deferred payment.

     Prospective investors are urged to consult their tax advisors as to the possible application of either of the foregoing alternatives.

BACKUP WITHHOLDING

     In order to avoid the impositions of 31% backup withholding on payments of principal and interest on the Certificates, each Certificateholder will be required to provide to the Trust a completed and signed Form W-9, or other acceptable evidence, showing that the holder is not subject to backup withholding.

FOREIGN CERTIFICATEHOLDERS

     Payments of interest made to "Foreign Certificateholders" (as defined below) will generally be exempt from 30% (or lower treaty rate)United States withholding tax if such Certificateholders provide required certification as to their identity and non-United States status under penalties of perjury.
"Foreign Certificateholders" are Certificateholders who are not (i) citizens or residents of the United States, (ii) corporations or other entities organized in or under the laws of the United States or (iii) of any state thereof, or United States estates or trusts. Notwithstanding the foregoing, if such payments are effectively connected with a United States trade or business conducted by the Certificateholder, they will be subject to regular United States income tax, but will ordinarily be exempt from United States withholding tax.


                    STATE AND LOCAL INCOME TAX CONSEQUENCES

     Vinson & Elkins L.L.P. has delivered its opinion to the Trustee that for District of Columbia income and franchise tax purposes the Trust will, with respect to Certificateholders, be classified as a grantor trust and not as an association taxable as a corporation, under existing law as of the date hereof, that each Certificateholder will therefore be treated as the owner of an undivided interest in the Synthetic Note held by the Trust in the same manner as for Federal income tax purposes, and that Certificateholders who are not residents of or otherwise subject to tax in the District of Columbia will not be subject to District of Columbia income or franchise tax with respect to interest and other income from the Synthetic Note or a Certificate solely as a result of the purchase, ownership or sale of Certificates.

     Vinson & Elkins L.L.P. also has delivered its opinion to the Trustee that for Commonwealth of Virginia income and franchise tax purposes the Trust will, with respect to Certificateholders, be classified as a grantor trust and not as an association taxable as a corporation, under existing law as of the date hereof, that each Certificateholder will therefore be treated as the owner of an undivided interest in the Synthetic Note held by the Trust in the same manner as for Federal income tax purposes, and that Certificateholders who are not residents of or otherwise subject to tax in the

Commonwealth of Virginia will not be subject to Commonwealth of Virginia income or franchise tax with respect to interest and other income from the Synthetic Note or a Certificate solely as a result of the purchase, ownership or sale of Certificates.

     Mayer, Brown & Platt has delivered its opinion to the Trustee that, under existing law as of the date hereof and assuming that the Trust qualifies as a grantor trust for Federal income tax purposes, for Illinois income and franchise tax purposes the Trust will, with respect to Certificateholders, be classified as a grantor trust and not as an association taxable as a corporation, that each Certificateholder will therefore be treated as the owner of an undivided interest in the Synthetic Note held by the Trust in the same manner as for Federal income tax purposes and that Certificateholders who are not residents of or otherwise subject to tax in Illinois will not be subject to Illinois income or franchise tax with respect to interest and other income from the Synthetic Note or a Certificate solely as a result of the purchase, ownership or sale of Certificates. Illinois does not levy an ad valorem tax on intangible property such as the Notes, the Swap Agreement or the Certificates. Further, there is no Illinois transfer tax applicable to the purchase or sale of the Certificates.

     Prospective investors, whether or not they are residents of, or otherwise subject to, taxation in the District of Columbia, Virginia or Illinois, are urged to consult their own tax advisors with respect to any state or local tax consequences arising out of the ownership of Certificates.


                              ERISA CONSIDERATIONS

     The United States Department of Labor ("DOL") has published a regulation to the effect that an employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and/or to Section 4975 of the Code, that acquires an equity interest in an entity, such as certificates of beneficial ownership in a grantor trust, will not be required to treat any of the underlying assets of the entity as assets of the Plan for purposes of ERISA and Section 4975 of the Code if the class of equity interests in question are (i) held by 100 or more investors independent of the issuer and of each other, (ii) freely transferable and (iii) sold as a part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then timely registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934. Although there are no restrictions imposed on the transfer of the Certificates and CFC intends to cause the registration requirements to be satisfied, the Underwriter believes it is possible that the Certificates will be held by fewer than 100 independent investors at the conclusion of the offering made by this Prospectus.

     Consequently, a Plan's assets may be deemed to include assets of the Trust if it holds Certificates of the Trust (assuming that 25% or more of the Certificates are held by Plans and other "benefit plan investors," as defined in the DOL regulations). If the assets of the Trust are deemed to be assets of a Plan, the Plan may be restricted in its ability to maintain future financial transactions with CFC (e.g., to acquire or hold debt obligations of or guaranteed by CFC). In addition, acquisition or holding of such Certificates by a Plan could result in violations of the fiduciary responsibility provisions of ERISA or the prohibited transaction rules under ERISA and the Code (which prohibit a Plan from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan). CFC has filed with the DOL an application for an exemption covering such transactions (as well as the purchase by CFC of the Notes, the contribution of the Notes, as amended, to the Trust, the acquisition, holding and disposition of Certificates by Plans, and certain Trust and Trustee activities). Based on preliminary conversations with the DOL, CFC believes that it will obtain such an exemption. Such exemption, however, would not extend to any potential prohibited transactions arising from the Swap Agreement.

     With regard to potential prohibited transactions, certain exemptions from the prohibited transaction rules could also be applicable, depending in part upon the status of the Plan fiduciary making the decision to acquire, hold or dispose of a Certificate and the circumstances of such acquisition, holding or disposition. Included among these exemptions are DOL Prohibited Transaction Exemptions 96-23 (Class Exemption for Plan Asset Transactions Determined by an In-House Asset Manager), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). In this regard, Plan fiduciaries should consider whether Morgan Guaranty Trust Company of New York, which is the counterparty to the Swap Agreement, and which is also obligated to provide, or cause another qualified financial institution to provide, the Liquidity Facility, is a party in interest or a disqualified person with respect to the Plan and, if so, whether the acquisition, holding or disposition of a Certificate is eligible for exemption from the prohibited transaction rules.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.

     Any Plan fiduciary considering the purchase of Certificates should consult its tax and/or legal advisors regarding these and other issues and their potential consequences.


                                  UNDERWRITING

     Pursuant to the Forward Certificate Purchase Agreement dated December 20, 1996 (the "Underwriting Agreement"), a copy of which is filed as an Exhibit to the Registration Statement of which this Prospectus is a part, Alex. Brown & Sons Incorporated has agreed to purchase, and CFC has agreed to sell to it, the Certificates. On September 1, 1997, Alex. Brown & Sons Incorporated merged with and into BT Securities Corporation, a Delaware corporation, which simultaneously changed its name to BT Alex. Brown Incorporated, whereupon BT Alex. Brown Incorporated succeeded to the rights and obligations of Alex. Brown & Sons Incorporated as the Underwriter under the Underwriting Agreement. The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions as therein set forth. The Underwriter will be obligated to purchase all the Certificates if any Certificates are purchased. The Cooperative has agreed to pay to the Underwriter an Underwriter's fee of $286,950.

     The Underwriter proposes to offer the Certificates to the public at 100% of their principal amount.

     The Cooperative has agreed to indemnify the Underwriters and CFC against certain civil liabilities, including liabilities under the Securities Act of 1933.


     Alex. Brown & Sons Incorporated acted as an agent for the Cooperative in connection with the selection of the Morgan Guaranty as provider of the Swap Agreement; Morgan Guaranty (the provider of the Swap Agreement) paid a fee to Alex. Brown & Sons Incorporated in the amount of $221,486 in respect of those services after Morgan Guaranty was selected as the provider of the Swap Agreement and entered into the Swap Agreement. BT Alex. Brown Incorporated has entered into a Consulting Agreement with John Nuveen & Co. Inc. (the "Consultant"), pursuant to which the Underwriter has agreed to pay to the Consultant a fee of $110,000, and to reimburse Consultant for certain expenses incurred by Consultant in connection with services provided to the Underwriter. The Consultant is not acting as an underwriter with respect to the offering of the Certificates.


                                 LEGAL MATTERS

     The legality of the issuance of the Certificates and certain Federal tax matters will be passed upon for the Cooperative by Vinson & Elkins L.L.P.,
Houston, Texas.   The legality of the issuance of the Certificates will be
passed upon for CFC by Milbank, Tweed, Hadley & McCloy, New York, New York, and for the Underwriter by Mayer, Brown & Platt, Houston, Texas.


                                    GLOSSARY

     "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Alternate Liquidity Facility" shall mean a standby certificate purchase agreement, an irrevocable letter of credit, line of credit or similar agreement, as amended, supplemented or extended from time to time, provided by Morgan

Guaranty Trust Company of New York or by another bank or financial institution selected by Morgan Guaranty Trust Company of New York to the Cooperative (or by the Cooperative if Morgan Guaranty Trust Company of New York does not so provide), and which satisfies the requirements for an Alternate Liquidity Facility set forth in the Trust Agreement.

     "Alternate Rate" shall mean on any date, the interest equivalent of the 30-day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or its successor, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the nearest Business Day prior to such date; provided, however, that the Alternate Rate shall not exceed the Maximum Certificate Rate.

     "Alternate Swap Agreement" shall mean an interest rate swap agreement containing the same material terms, amounts and duration as the Swap Agreement entered into by the Cooperative and any qualified swap dealer in replacement of the Swap Agreement.

     "Available Commitment" as of any date shall mean the sum of the Available Principal Commitment and the Available Interest Commitment, in each case as of such date.

     "Available Interest Commitment" initially shall mean the amount set forth in the Standby Certificate Purchase Agreement, which amount in the initial Standby Certificate Purchase Agreement will be equal to the number of days of interest distributable with respect to the aggregate principal amount of the Certificates, calculated at the rate of 18% per annum (in the initial Standby Certificate Purchase Agreement), required to obtain a satisfactory rating from Moody's and S&P, and on the basis of the actual number of days elapsed in a year of 360 days, and thereafter shall mean such initial amount adjusted from time to time as follows: (a) downward by an amount that bears the same proportion to such initial amount as the amount of any reduction in the Available Principal Commitment pursuant to the definition of "Available Principal Commitment" bears to the Available Principal Commitment and (b) upward by an amount that bears the same proportion to such initial amount as the amount of any increase in the Available Principal Commitment pursuant to clause (c) of the definition of "Available Principal Commitment" bears to the Available Principal Commitment.

     "Available Principal Commitment" initially shall mean the amount set forth in the Standby Certificate Purchase Agreement as the "Principal Commitment" and thereafter shall mean such initial amount adjusted from time to time as follows:
(a) downward by the amount of any reduction in the Available Principal Commitment upon any redemption, repayment or other payment of all or any portion of the principal amount of the Certificates as provided in the Standby Certificate Purchase Agreement; (b) downward by the principal amount of any Certificates purchased by the Liquidity Provider in accordance with the terms of the Standby Certificate Purchase Agreement and the Trust Agreement; and (c) subject to certain restrictions, upward by the principal amount of any Certificates, theretofore purchased by the Liquidity Provider, which are sold by the Liquidity Provider.

     "Available Funds" shall mean, (i) for any Certificate Interest Payment Date, the Swap Payment on deposit in the Trust Account, or, in the event there has occurred and is continuing a Swap Provider Default, Guaranteed Interest on deposit in the Trust Account, less the Scheduled Servicing Fee, and the interest and any other amounts earned on such funds and deposited in the Trust Account,
(ii) for any Certificate Principal Payment Date, the Note Payments, including any payments received from the RUS pursuant to the Guarantee (less any Guaranteed Interest) on deposit in the Trust Account, and the interest and any other amounts earned on such funds and deposited in the Trust Account, and (iii) for any Swap Provider Payment Date, the Guaranteed Interest on deposit in the Trust Account and the interest and any other amounts earned on such funds and deposited in the Trust Account, less the Scheduled Servicing Fee.

     "Business Day" shall mean any day of the year other than (i) a Saturday or Sunday, (ii) a legal public holiday under 5 U.S.C. (S) 6103 for the purpose of statutes relating to pay and leave of employees or any other day declared to be a legal public holiday for the purpose of statutes relating to pay and leave of employees by Federal statute or Federal Executive Order, (iii) any day on which banks in the city in which the principal corporate trust office of the Trustee is located are required or authorized by law to remain closed, (iv) any day on which banks in the city or cities in which the principal office of the Remarketing Agent, Liquidity Provider and Servicer is located are required or authorized by law to remain closed, (v) any day which is not a Local Business Day as defined in the Swap Agreement, and (vi) any day on which commercial banks in New York City or the New York Stock Exchange is closed.

     "Call Date," with respect to the Notes, shall mean the date on which the Notes are being prepaid or purchased pursuant to the terms of the Loan Agreement and the Loan Guarantee Agreement.

     "Certificate" shall mean a Rural Electric Cooperative Grantor Trust Certificate (KEPCO) Series 1997, evidencing a Fractional Interest.

     "Certificate Interest Payment Date" shall mean, subject to the next following sentence, (i) while Interest is distributable at the Weekly Rate, the first Wednesday of each month or if Wednesday is not a Business Day, the next succeeding Business Day; (ii) while Interest is distributable at the Flex Rate, the day following the last day of each Flex Period or if such day is not a Business Day, the next succeeding Business Day; and (iii) with respect to any Certificate which is being redeemed any day on which such Certificate is redeemed or the final maturity. If at any time no Swap Agreement is in effect, or if on any Certificate Interest Payment Date the Trustee has not received any Swap Payment, Certificateholders shall be entitled to receive distributions of Interest from payments of Guaranteed Interest on the Notes calculated at the Fixed Rate on the Notes less the Servicer Spread, on each June 15 and December 15 (or if such day is not a Business Day, the next succeeding Business Day).

     "Certificate Payment Date" shall mean any Certificate Interest Payment Date or Certificate Principal Payment Date and the final maturity date of the Certificates.

     "Certificate Principal Payment Date" shall mean each December 15 after the Refinancing Date, any Call Date and the final maturity date of the Certificates.

     "Certificate Register" shall mean the certificate register maintained pursuant to the Trust Agreement.

     "Certificateholder" shall mean the Person in whose name a Certificate is registered on the Certificate Register.

     "CFC" shall mean National Rural Utilities Cooperative Finance Corporation or any Person succeeding to the business thereof which, in its capacity as Servicer, is an Eligible Servicer pursuant to the Regulations.

     "Collateral Account" shall mean the account of the same name created under the Trust Agreement.

     "Commitment" shall mean the Available Commitment determined without regard to any adjustment to the Available Principal Commitment made pursuant to clause
(b) or (c) of the definition thereof.

     "Conversion" shall mean any change from time to time, in accordance with the terms of the Trust Agreement, of the Swap Provider's obligations under the Swap Agreement to pay a variable interest rate on the Certificates from one Interest Rate Mode to another Interest Rate Mode or from one Flex Rate Period to another Flex Rate Period of a different duration.

     "Conversion Date" shall mean the date on which there is a Conversion.

     "Cooperative" shall mean Kansas Electric Power Cooperative, Inc., a Kansas nonprofit cooperative corporation.

     "Credit Support Annex" means that certain Credit Support Annex to the Swap Agreement.

     "Credit Support Document" shall mean, with respect to the Cooperative, the Notes, the Guarantees and the Trust Agreement, and, with respect to Morgan Guaranty, the Credit Support Annex.

     "Credit Support Provider" shall mean, with respect to the Swap Agreement, the United States of America acting through the Administrator of the Rural Utilities Service.

     "DTC" shall mean The Depository Trust Company, New York, New York.

     "Early Termination Date" shall mean the date of termination of the Swap Agreement prior to the scheduled termination thereof due to the occurrence of a Swap Agreement Event of Default or a Swap Agreement Termination Event.

     "Eligible Servicer" shall mean either (a) any Person that is (i) not an Affiliate of the Cooperative, (ii) a Financially Viable Lender (as defined in the Regulations), (iii) legally qualified to service the Notes and (iv) approved in writing by RUS to act as Servicer or (b) CFC.

     "First Amendment to Loan Agreement" shall mean that certain First Amendment to Loan Agreement entered into as of December 20, 1996 between the Cooperative and CFC.

     "First Amendment to Loan Guarantee Agreement" shall mean that certain First Amendment to Loan Guarantee Agreement, entered into as of December 20, 1996 and effective as provided therein, among CFC, as Servicer and depositor of the Notes, the Trustee, the Cooperative and the RUS

     "Fixed Rate," with respect to the Notes, shall mean the sum of (i) 7.654% per annum, and (ii) the Servicer Spread; provided, however, that (y) if at any time on or after the Refinancing Date, the Certificates have been registered with the United States Securities and Exchange Commission and are issued in a registered public offering, the Fixed Rate shall, pursuant to the mechanism provided in the Swap Agreement, thereafter be reduced by 10 basis points (.10%) per annum and (x) if at any time on or after the Refinancing Date, all requirements of ERISA are satisfied so that the Certificates can be sold without any limitations to "employee benefit plans" (as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended), the Fixed Rate shall, pursuant to the mechanism provided in the Swap Agreement, thereafter be reduced by 5 basis points (.05%) per annum.

     "Flex Rate" shall mean the interest rate payable under the Swap Agreement and distributable with respect to the Certificates for a particular Flex Rate Period as established by the Remarketing Agent not later than 3:00 p.m. (New York, New York time) on the last Business Day next preceding the first day of such Flex Rate Period as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such day at a price equal to par provided that such rate shall not exceed the Maximum Certificate Rate.

     "Flex Rate Mode" shall mean the Interest Rate Mode in which the variable interest rate payable to the Trust under the Swap Agreement by the Swap Provider and distributable as Interest with respect to the Certificates is determined at the Flex Rate.

     "Flex Rate Period" shall mean any period beginning on and including the relevant Conversion Date to the Flex Rate Mode or beginning on and including the first day of a new Flex Rate Period and ending on, and including, the day preceding the day selected by the Remarketing Agent with the consent of the Swap Provider to be the end of such Flex Rate Period for the Certificates, and each period of the same duration (or as close as possible) ending on a Business Day thereafter until the earliest of the day preceding the change to (i) the Weekly Rate Mode, (ii) a Flex Rate Period of a different duration or (iii) the maturity of the Certificates.

     "Fractional Interest" shall mean an undivided fractional interest in the Trust and, as to a particular Certificate, shall mean the undivided fractional interest in the Trust represented by that Certificate and equal to the percentage obtained by dividing the denomination representing the Principal Amount of such Certificate by the Principal Balance of the Certificates.

     "Guaranteed Interest" for any Note on any date shall mean (i) all unpaid and accrued interest on the outstanding principal balance of such Note through such date, calculated at the applicable Guaranteed Interest Rate for such Note, plus (ii) (to the extent permitted by applicable law) all unpaid and accrued interest through such date on overdue Guaranteed Interest described in clause
(i) of this paragraph, calculated at the applicable Guaranteed Interest Rate for such Note.

     "Guaranteed Interest Rate" for any Note at any time shall mean the then applicable Fixed Rate for such Note.

     "Guarantees" shall mean the Guarantees endorsed on the Notes by the Administrator of the RUS.

     "Illegality" shall mean the adoption of, or any change in, any applicable law after December 23, 1996, or the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, causing it to be unlawful (other than as a result of a breach of any consent necessary to be obtained by a party with respect to the Swap Agreement) for such party (an "Affected Party") to (i) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of the Swap Agreement or to comply with any other material provision of the Swap Agreement; or (ii) to perform, or for the Credit Support Provider to perform, any contingent or other obligation which the party (or the Credit Support Provider) has under any Credit Support Document.

     "Immediate Notice" shall mean notice transmitted by facsimile to the telecopy number specified in the Trust Agreement of the intended recipient which is immediately confirmed by telephone with the intended recipient.

     "Initial Principal Amount" shall mean $57,390,000.

     "Interest" shall mean, with respect to any Certificate for any Certificate Interest Payment Date (or any other date that is treated as if it were a Certificate Interest Payment Date) when the variable rate of interest payable by the Swap Provider under the Swap Agreement is in the Weekly Rate Mode or Flex Rate Mode, interest calculated on the basis of the actual number of days elapsed over a year of 360 days at the Weekly Rate or Flex Rate, respectively, on the aggregate Principal Balance of the Certificates and computed over a period of time ending on, but not including, the associated Certificate Interest Payment Date (or such other date) and beginning on the next preceding Certificate Interest Payment Date (or the Refinancing Date if there is no next preceding Certificate Interest Payment Date). If at any time there is no Swap Agreement in effect or the Trustee has not received a Swap Payment which is due, Interest is distributable at an amount equal to interest calculated on the basis of a year of 360 days consisting of twelve 30-day months at the Fixed Rate (less the Servicer Spread) on the Principal Balance of the Notes and computed over a period of time ending on, but not including, the most recent Note Payment Date and beginning on the next preceding Note Payment Date or for the period of such delinquency.

     "Interest Period" with respect to the Certificates, shall mean the period from and including each Certificate Interest Payment Date to and including the day next preceding the next Certificate Interest Payment Date. The first Interest Period shall begin on (and include) the Refinancing Date. The final Interest Period shall end on the maturity date for each Certificate.


     "Interest Rate Mode" shall mean the mode pursuant to which the interest rate, interest rate payment characteristics, and other features of the Certificates are determined, which shall be either the Weekly Rate Mode or the Flex Rate Mode.

     "Interest Rate Period" shall mean, with respect to the Certificates, while the Certificates are in the Weekly Rate Mode, the period from and beginning on a Rate Setting Date to, but not including, the next succeeding Rate Setting Date, and, while the Certificates are in the Flex Rate Mode, the period from and beginning on the first day of such Flex Rate Period to, and including, the last day of such Flex Rate Period.

     "Liquidity Protection Agreement" shall mean that certain Liquidity Protection Agreement, dated as of December 20, 1996, by, and between the Cooperative and Morgan Guaranty Trust Company of New York.

     "Liquidity Provider" shall mean the provider from time to time of the Liquidity Facility or any Alternate Liquidity Facility.

     "Liquidity Facility" shall mean initially an agreement substantially in the form of the Standby Certificate Purchase Agreement attached as Exhibit A to the Liquidity Protection Agreement between the Cooperative and a Liquidity Provider selected pursuant to the Liquidity Protection Agreement and subsequently, any Alternate Liquidity Facility.

     "Loan Agreement" shall mean the Loan Agreement, dated as of February 15, 1988, between the Cooperative and CFC as amended by the First Amendment to Loan Agreement.

     "Loan Guarantee Agreement" shall mean that certain Loan Guarantee and Servicing Agreement, dated as of February 18, 1988, among CFC, as Servicer and depositor of the Notes, the Trustee, the Cooperative and the RUS, as amended by the First Amendment to Loan Guarantee Agreement.

     "Maximum Certificate Rate" shall mean, with respect to the Certificates, 18% per annum or such higher rate as the Swap Agreement may be amended (pursuant to the Trust Agreement) to permit or provide.


     "Moody's" shall mean Moody's Investors Service, Inc.


     "Morgan" shall mean Morgan Guaranty Trust Company of New York, in its capacity as party to the Liquidity Protection Agreement.

     "Morgan Guaranty" shall mean Morgan Guaranty Trust Company of New York, in its capacity as a party to the initial Swap Agreement.

     "Mortgage" shall mean the first mortgage on the Cooperative's assets that secures all Federal guarantees and first mortgage loans from the RUS and CFC.

     "Mortgage Default" shall mean the happening of any one or more of the following events: (i) default shall be made in the payment of any installment of or on account of interest on, premium, if any, or principal of, any note or notes secured by or under the Mortgage when and as the same shall be required to be made whether by acceleration or otherwise; (ii) the Cooperative shall file a petition in bankruptcy or be adjudicated a bankrupt or insolvent, or shall make an assignment for the benefit of its creditors, or shall consent to the appointment of a receiver of itself or of its property, or shall institute proceedings for its reorganization or proceedings instituted by others for its reorganization shall not be dismissed within 30 days after the institution thereof; (iii) a receiver, trustee or liquidator of the Cooperative or of any substantial portion of its property shall be appointed and the order appointing such receiver or liquidator shall not be vacated within 30 days after the entry thereof; (iv) any representation or warranty made by the Cooperative in the Mortgage, in any loan or other credit agreement secured by or under the Mortgage or in any certificate delivered under the Mortgage or any such loan or credit agreement shall prove to have been incorrect or untrue in any material respect when made; (v) default shall be made in the due performance of any of the covenants, conditions or agreements on the part of the Cooperative contained in certain sections of the Mortgage, namely: (a) the section of the Mortgage pertaining to encumbrances on mortgaged property; (b) the section of the Mortgage pertaining to payments and prepayments of notes secured by or under the Mortgage; (c) the section of the Mortgage pertaining to the preservation of corporate existence, compliance with laws, mergers and consolidations and dispositions of capital assets; (d) the section of the Mortgage pertaining to property purchases and property leases; (e) the section of the Mortgage pertaining to system extensions and additions and certain contracts; (f) the section of the Mortgage pertaining to dividends, patronage refunds and other cash distributions; (g) the section of the Mortgage pertaining to loans, investments and other obligations; and (h) if included in the Mortgage, the section thereof pertaining to certain representations and covenants made in certain pollution control financing arrangements; (vi) default shall be made in the due observance or performance of any other of the covenants, conditions or agreements on the part of the Cooperative contained in the Mortgage or in any of the notes secured thereby or thereunder, and such default shall continue for a period of 30 days after written notice specifying such default and requiring the same to be remedied shall have been given to the Cooperative by any holder of a note secured by or under the Mortgage; (vii) the Cooperative shall forfeit or otherwise be deprived of its corporate charter or franchises, permits, easements or licenses required to carry on any material portion of its business; (viii) a final judgment shall be entered against the Cooperative and shall remain unsatisfied or without a stay in respect thereof for a period of 30 days; or
(ix) a violation shall have occurred with respect to the terms of any subordination agreement entered into in connection with any indebtedness of the Cooperative the payment of which had been subordinated to the prior payment of indebtedness secured by and under the Mortgage.

     "Note Payment Date" shall mean the dates on which Principal, if any, or Guaranteed Interest is payable on the Notes as set forth in the Loan Agreement, and, in the event the Notes are prepaid or purchased pursuant to the Loan Agreement, the Call Date.

     "Note Payments" shall mean (i) the payments of Principal, if any, and Guaranteed Interest due on the Notes on the Note Payment Dates (whether paid or not), and, (ii) in the event the Notes are prepaid or purchased pursuant to
Section 3.9(a) of the Loan Agreement or Section 6.1 of the Loan Guarantee Agreement, the amount deposited with the Trustee with respect to such prepayment or purchase specified in Section 3.9(a)(iii) of the Loan Agreement.

     "Notes" shall mean, collectively, Note One and Note Two from the Cooperative, issued pursuant to the Loan Agreement, in the original principal amounts of $11,075,000 and $51,340,000, respectively, and to be outstanding, as of the date of issuance of the Certificates, in the principal amounts of $6,050,000 and $51,340,000, respectively, and to be delivered to the Trust.

     "Pass-Through Organization" shall mean an organization that, for Federal income tax purposes, is not treated as a corporation or an association taxable as a corporation but is, for Federal income tax purposes, a grantor trust.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Posted Collateral" shall mean amounts deposited in the Collateral Account pursuant to the Swap Agreement.

     "Principal" shall mean, with respect to the Notes or the Certificates as the context may require, for any Certificate Payment Date and the corresponding Note Payment Date, as applicable, the sum of (i) the regularly scheduled payment of principal due on the Notes on that Note Payment Date; (ii) in respect of any date on which the Notes are accelerated, the amount of principal so accelerated and (iii) in respect of any Call Date, the amount of the Notes prepaid or purchased, in each case whether paid by the Cooperative or the RUS.

     "Principal Amount" shall mean, with respect to any Certificate, the Original Principal Amount minus all payments of Principal (including payments made by reason of prepayment or purchase) made with respect to such Certificate.

     "Principal Balance" shall mean for any date, (i) with respect to the Notes, the Initial Principal Amount minus all payments of Principal made in respect of the Notes on or prior to that date and (ii) with respect to the Certificates, the Initial Principal Amount minus all payments of Principal made in respect of the Certificates on or prior to that date.

     "Purchase Date" shall mean any Business Day during the Purchase Period with respect to which the Liquidity Provider has received a notice of purchase pursuant to the Standby Certificate Purchase Agreement.

     "Purchase Period" shall mean the period from the effective date of the Standby Certificate Purchase Agreement to and including the earlier of (i) the Scheduled Termination Date, (ii) the date on which no Certificates are outstanding, and (iii) the date on which the Commitment has been terminated in its entirety pursuant to the Standby Certificate Purchase Agreement.

     "Purchase Price" shall mean, with respect to purchases other than those under the Standby Certificate Purchase Agreement, the Principal Amount of such Certificate plus the amount of Interest, if any, which would be distributable with respect to such Certificate in the current Interest Rate Mode if the date of purchase of the Certificate were a Certificate Interest Payment Date, and, with respect to purchases of Certificates under the Standby Certificate Purchase Agreement, shall mean the aggregate principal amount of such Certificates plus Stated Interest distributable with respect to such certificates as of the Purchase Date.

     "Rate Setting Date" shall mean (i) while the Certificates are in the Weekly Mode, Wednesday of each week, or if Wednesday is not a Business Day, the next succeeding Business Day and (ii) while the Certificates are in the Flex Rate Mode, not later than the Business Day preceding the first day of the next succeeding Flex Rate Period.

     "Rating Agency" shall mean Moody's or S&P, or any other national service assigning ratings to the Certificates at the request of the Cooperative or the Swap Provider.

     "Rating Confirmation Notice" shall mean notices from all Rating Agencies confirming that the rating on the Certificates will not be withdrawn or lowered as a result of the contemplated action.

     "Record Date" shall mean for any Certificate Payment Date, the Business Day next preceding that Certificate Payment Date, or, if there is no Swap Agreement in effect or the Trustee has not received a Swap Payment when due, the 15th day prior to the Certificate Payment Date (whether or not a Business Day).

     "Refinancing Agreements" shall mean the Trust Agreement, the Loan Agreement, the Loan Guarantee Agreement, the Notes, the Swap Agreement, the Underwriting Agreement, the Remarketing Agreement, the Liquidity Protection Agreement, the Liquidity Facility, the First Amendment to Loan Agreement, First Amendment to Loan Guarantee Agreement and the RUS mortgage.

     "Refinancing Date" shall mean December 18, 1997.

     "Regulations" shall mean the regulations promulgated by the RUS amending 7 C.F.R. Chapter XVII by adding Part 1786 and implementing the provisions of
Section 1401 of the Omnibus Budget Reconciliation Act of 1987 (P.L. 100-203) relating to Section 306A of the Rural Electrification Act of 1936 (7 U.S.C.
(S)(S) 901, et seq.), as amended.

     "Related Documents" shall mean the Standby Certificate Purchase Agreement, the Trust Agreement, the Certificates, the Original Loan Agreement, the First Amendment to Loan Agreement, the Loan Agreement, the Original Notes, the Notes, the Original Loan Guarantee Agreement, the First Amendment to Loan Guarantee Agreement, the Loan Guarantee Agreement, the Guarantees, the Remarketing Agreement, the Underwriting Agreement, and the Swap Agreement and any other agreement or instrument relating to the transactions contemplated by the Liquidity Protection Agreement or any of the foregoing agreements.


     "Remarketing Agent" shall mean BT Alex. Brown Incorporated, the successor in interest by merger to Alex. Brown & Sons Incorporated, or any other Person succeeding to the duties of the Remarketing Agent as set forth in the Trust Agreement.

     "RUS" shall mean the Rural Utilities Service (as successor to the Rural Electrification Administration), an agency of the United States Department of Agriculture or any successor to its authority under the Rural Electrification Act of 1936, as amended (7 U.S.C. (S)(S) 901 et seq.).


     "S&P" shall mean Standard & Poor's, a division of The McGraw Hill Companies, Inc.

     "Scheduled Servicing Fee" shall mean (i) for any Swap Provider Payment Date and the corresponding Note Payment Date, an amount equal to the Servicer Spread applied to the principal amount of the Notes outstanding for the period to, but not including, such Note Payment Date from and including the next preceding Note Payment Date or, if none, from and including the Refinancing Date and (ii) for any other date when distributions are being made pursuant to Section 7.3(c)(F) of the Trust Agreement, if any payment of principal or premium on the Notes is delinquent, an amount equal to the Servicer Spread on the date such payment became delinquent applied to such delinquent principal or premium over the period of such delinquency. The Scheduled Servicing Fee shall be calculated on the basis of a year of 360 days consisting of twelve 30-day months for any date on which the Interest on the Certificates is so calculated and, for any other date, shall be calculated on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be.


     "Scheduled Termination Date" shall mean December 17, 1998 or such later date to which the Scheduled Termination Date shall have been extended pursuant to the Standby Certificate Purchase Agreement.

     "Service Transfer" shall mean any transfer of servicing authority and responsibility to a successor Servicer pursuant to the Trust Agreement.

     "Servicer" shall mean CFC until any Service Transfer under the Trust Agreement and thereafter shall mean the Servicer appointed pursuant to the Trust Agreement.

     "Servicer Spread" shall mean 9.30 basis points (.093%) per annum.

     "Stated Interest" shall mean, with respect to any Certificates and for any period, the amount of interest which is distributable with respect thereto during such period.

     "Swap Agreement" shall mean the International Swap Dealers Association Master Agreement, including the schedules thereto and confirmation thereof, dated as of December 20, 1996 and effective as set forth therein, between the Cooperative and Morgan Guaranty, or any Alternate Swap Agreement.

     "Swap Agreement Event of Default" shall mean the occurrence at any time with respect to a party to the Swap Agreement or, if applicable, the Credit Support Provider, of any of the following events: (i) the failure to make, when due, any payment under the Swap Agreement if such failure is not remedied on or before the third Local Business Day (as defined in the Swap Agreement) after notice of such failure is given to the defaulting party; (ii) the failure to comply with or perform any agreement or obligation to be complied with or performed in accordance with the Swap Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the defaulting party; (iii) (1) the failure to comply with or perform any agreement or obligation to be complied with or performed in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed; (2) the expiration or termination of any Credit Support Document or the failing or ceasing of any Credit Support Document to be in full force and effect for the purpose of the Swap Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of a party under such Credit Support Document without the written consent of the other party; or (3) the disaffirmation, disclaimer, repudiation, or rejection, in whole or in part, or challenge of the validity of, any Credit Support Document; (iv) certain events of insolvency, dissolution, or the assertion of creditor's rights with respect to a party to the Swap Agreement or the Credit Support Provider; or (v) certain events of merger without an assumption of obligations under the Swap Agreement with respect to a party to the Swap Agreement (other than the Cooperative or the Trustee) or the Credit Support Provider.

     "Swap Agreement Termination Event" shall mean the occurrence at any time with respect to a party to the Swap Agreement or, if applicable, the Credit Support Provider, of an Illegality.

     "Swap Payments" shall mean the variable rate payments of Interest required to be made by the Swap Provider under the Swap Agreement pursuant to the terms thereof.

     "Swap Provider" shall mean Morgan Guaranty, as a party to the initial Swap Agreement, or the qualified swap dealer party to any Alternate Swap Agreement.

     "Swap Provider Default" shall mean any failure of the Swap Provider to make Swap Payments or any other payments (including delivery of collateral) when due under the Swap Agreement.

     "Swap Provider Payment Dates" shall mean each Call Date and each June 4 and December 4, commencing June 4, 1998, or such later date on which payment of Guaranteed Interest is received and if such day is not a Business Day, the next succeeding Business Day.

     "Swap Provider Payments" shall mean, at any time, the amount due and payable by the Trust as the counterparty under the Swap Agreement (determined without regard to the amount of Available Funds on deposit in the Trust Account).

     "Synthetic Note" is defined in "Federal Income Tax Consequences--Tax Status of the Trust and the Assets Held by the Trust."

     "Trust" shall mean the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997.

     "Trust Account" shall mean the segregated trust account maintained by the Trustee in its trust capacity in the name of the Trust for the benefit of the Certificateholders in accordance with the Trust Agreement.

     "Trust Agreement" shall mean that certain Trust Agreement, entered into as of December 20, 1996, as amended by that certain First Amendment to Trust Agreement, dated as of July 1, 1997, both among the Cooperative, CFC, and the Trustee.

     "Trustee" shall mean The First National Bank of Chicago, a national banking association, organized under the laws of the United States of America and authorized to do a banking business and qualified to exercise trust powers, in its capacity as trustee under the Trust Agreement until the appointment of any successor trustee pursuant to the Trust Agreement or any succession described in the Trust Agreement and thereafter shall mean the Trustee appointed pursuant to the Trust Agreement or the successor to the former Trustee pursuant to the Trust Agreement, respectively.

     "Underwriter" shall mean BT Alex. Brown Incorporated, the successor by merger to Alex. Brown & Sons Incorporated, or, if the original Underwriting Agreement shall terminate on or prior to the Refinancing Date, such other investment banker selected pursuant to the terms of the Loan Agreement to purchase the Certificates from CFC (or place such Certificates with qualified investors), on the Refinancing Date.

     "Underwriting Agreement" shall mean that certain Forward Certificate Purchase Agreement dated as of December 20, 1996, between Alex. Brown & Sons Incorporated (which thereafter merged with and into BT Securities Corporation, which changed its name to BT Alex. Brown Incorporated), the Cooperative and CFC pursuant to which the Cooperative and CFC agree to sell the Certificates and the Underwriter agrees to purchase or place the Certificates on the Refinancing Date, or any agreement serving the same purpose with a successor Underwriter.


     "Unremarketed Certificate" shall mean any Certificate which is tendered and/or deemed tendered (or otherwise available) for purchase pursuant to the provisions of the Trust Agreement, unless the same has been remarketed by the Remarketing Agent and the proceeds from the remarketing thereof have been received by the Remarketing Agent or the Tender Agent.

     "Weekly Rate" shall mean the interest rate payable under the Swap Agreement and distributable with respect to the Certificates for a particular Weekly Rate Period as established by the Remarketing Agent no later than 3:00 p.m. (New York, New York time) on the Wednesday on which such Weekly Rate Period commences (or the day preceding the Refinancing Date or the Conversion of the Interest Rate Mode to the Weekly Rate Mode, as the case may be), or, if such day is not a Business Day, on the next succeeding Business Day, as the minimum rate of interest necessary, in the judgment of the Remarketing Agent, to enable the Remarketing Agent to sell the Certificates on such Business Day at a price equal to par provided that such rate shall not exceed the Maximum Certificate Rate.

     "Weekly Rate Mode" shall mean the Interest Rate Mode in which the variable interest rate payable to the Trust under the Swap Agreement by Morgan Guaranty and distributable as Interest with respect to the Certificates is determined at the Weekly Rate.

     "Weekly Rate Period" shall mean the period beginning on, and including, the Refinancing Date, and ending on, and including, the next Tuesday, or if the immediately succeeding Wednesday is not a Business Day, then the day preceding the next succeeding Business Day, and thereafter the period beginning on, and including, any Wednesday or if Wednesday is not a Business Day, then the next succeeding Business Day and ending on, and including, the next Tuesday, or if the immediately succeeding Wednesday is not a Business Day, then the day preceding the next succeeding Business Day.

================================================================================              ===================================
     NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND,
IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY CFC, KANSAS ELECTRIC POWER COOPERATIVE, INC., THE
TRUST, MORGAN GUARANTY TRUST COMPANY OF NEW YORK, THE REMARKETING AGENT, OR THE                      $57,390,000
UNDERWRITER.  NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE
HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS
BEEN NO CHANGE IN THE AFFAIRS OF CFC, THE TRUST, MORGAN GUARANTY TRUST COMPANY                Rural Electric Cooperative
OF NEW YORK, THE REMARKETING AGENT, OR KANSAS ELECTRIC POWER COOPERATIVE, INC.,               Guartor Trust Certificates
SINCE THE DATE HEREOF.  THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A                         (KEPCO) Series 1997
SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT
AUTHORIZED IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT
QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION.


         -----------------                                                                           ------------------

         TABLE OF CONTENTS                                                                                PROSPECTUS

                                         Page                                                          November 14, 1997
                                         ----
AVAILABLE INFORMATION                       2
PROSPECTUS SUMMARY                          4                                                        --------------------
BACKGROUND                                  9
KANSAS ELECTRIC POWER COOPERATIVE, INC.    10
NATIONAL RURAL UTILITIES COOPERATIVE                                                                    BT ALEX. BROWN
   FINANCE CORPORATION                     10
MORGAN GUARANTY TRUST COMPANY OF
   NEW YORK                                10
USE OF PROCEEDS                            11
THE NOTES                                  11
THE GUARANTEES                             12
THE SWAP AGREEMENT                         14
THE LIQUIDITY FACILITY                     15
THE REMARKETING AGREEMENT                  18
DESCRIPTION OF THE CERTIFICATES            18
FEDERAL INCOME TAX CONSEQUENCES            34
STATE AND LOCAL INCOME TAX
  CONSEQUENCES                             36
ERISA CONSIDERATIONS                       37
UNDERWRITING                               38
LEGAL MATTERS                              38
GLOSSARY                                   38

  UNTIL FEBRUARY 14, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED
TO DELIVER A PROSPECTUS.  THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
================================================================================              ===================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses, other than underwriting discounts, in connection with the issuance and distribution of the securities being registered hereunder, which will be paid by the Cooperative, are estimated as follows:


          Registration fee, Securities and Exchange Commission.....................    $ 17,391
          Trustee's fees and expenses..............................................       7,000
          Printing costs...........................................................       3,000
          Accounting fees and expenses.............................................         -0-
          Legal fees and expenses (other than Blue Sky fees and expenses)..........     335,000
          Rating agency fees.......................................................      43,250
          Blue Sky fees and expenses...............................................       2,000
          Miscellaneous............................................................         359
                                                                                       --------
                  Total............................................................    $408,000
                                                                                       ========


    Items which are not included will be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 29-1104(9) of the District of Columbia Cooperative Association Act provides that an association such as the registrant shall have the capacity "to exercise ... any power granted to ordinary business corporations, save those powers inconsistent with this chapter". Section 29-304(16) of the District of Columbia Business Corporation Act permits any corporation:

      "To indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any rights to which those indemnified may be entitled, under any bylaw, agreement, vote of stockholders, or otherwise."

     The Board of Directors of CFC has resolved to indemnify all CFC directors, officers and employees in accordance with the terms of the first sentence of the above Section.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

  None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)  Exhibits:
            1.1          --        Forward Certificate Purchase Agreement, dated December 20, 1996
            1.2          --        Amendment to Forward Certificate Purchase Agreement
            3.1          --        Articles of Incorporation of CFC.  Incorporated by reference to Exhibit 3.1 to Registration
                                   Statement No. 2-46018, filed October 12, 1972.
            3.2          --        By-laws of CFC, as amended.  Incorporated by reference to Exhibit 3.2 from CFC's Annual
                                   Report on Form 10-K for year ended May 31, 1988, filed July 27, 1988
            4.1          --        Trust Agreement, dated December 20, 1996, including the form of Rural Electric
                                   Cooperative Grantor Trust Certificate as an exhibit thereto
           *4.2          --        First Amendment to Trust Agreement, dated as of July 1, 1997
           *5.1          --        Opinion of Vinson & Elkins L.L.P.
          **8.1          --        Opinion of Vinson & Elkins L.L.P. as to certain tax matters
          **8.2          --        Opinion of Mayer, Brown & Platt as to certain tax matters
           10.1          --        Loan Agreement dated as of February 15, 1988 between CFC and the Cooperative (including form of Note and Guarantee) (incorporated by reference to Exhibit 10.1 to Registration
                                   Statement on Form S-1 No. 33-16789 filed on August 27, 1987)
           10.2          --        First Amendment to Loan Agreement, dated as of December 20, 1996 between CFC and the
                                   Cooperative
           10.3          --        Loan Guarantee and Servicing Agreement, dated as of February 15, 1988, among the
                                   Administrator of the RUS, the Cooperative, the Servicer, the Lender and the Trustee
                                   (incorporated by reference to Exhibit 10.2 to Registration Statement on Form S-1
                                   No. 33-16789 filed on August 27, 1987)
           10.4          --        First Amendment to Loan Guarantee and Servicing Agreement, dated as of December 20,
                                   1996, among the Administrator of the RUS, the Cooperative, the Servicer, the Lender and
                                   the Trustee
           10.5          --        Remarketing Agreement, dated as of December 20, 1996, between the Cooperative and Alex.
                                   Brown & Sons Incorporated
           10.6          --        Swap Agreement, dated as of December 20, 1996, between Morgan Guaranty Trust Company of New York and the Cooperative
           10.7          --        Liquidity Protection Agreement, dated as of December 20, 1996, between the Cooperative and Morgan Guaranty Trust Company of New York
           10.8          --        Form of Standby Certificate Purchase Agreement
           10.9          --        Form of Note of the Cooperative (with form of Guarantee attached) (included in
                                   Exhibit 10.1)
           23.1          --        Consent of Vinson & Elkins L.L.P. (to be included as part of Exhibits 5.1 and 8.1)
         **23.2          --        Consent of Mayer, Brown & Platt (to be included as part of Exhibit 8.2)
           24.1          --        Powers of Attorney (included on signature page hereof)
           25.1          --        Statement of Eligibility under the Trust Indenture Act of 1939 (Form T-1) of The First
                                   National Bank of Chicago

  (b) Financial statement filed as part of the Registration Statement:  none.

  _______________
  *  Filed with Amendment No. 1


 **  Filed with Amendment No. 2


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes to provide to the Underwriters at the closing specified in the underwriting agreement Certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes that:

       (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and

       (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on the 12th day of November, 1997.

                                   NATIONAL RURAL UTILITIES
                                   COOPERATIVE FINANCE CORPORATION


                                   By: /s/ STEVEN L. LILLY
                                      ----------------------------------------
                                      Steven L. Lilly
                                      Senior Vice President and
                                      Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed below by the following persons in the capacities indicated on the 12th day of November, 1997.

    Signature                                    Title
    ---------                                    -----


 /s/ SHELDON C. PETERSEN*          Governor and Chief Executive Officer
------------------------------
     Sheldon C. Petersen


 /s/ STEVEN L. LILLY*              Senior Vice President and
------------------------------     Chief Financial Officer
     Steven L. Lilly


 /s/ ANGELO M. SALERA*             Controller (Principal Accounting Officer)
------------------------------
     Angelo M. Salera


 /s/ PAUL J. LIESS*                President and Director
------------------------------
     Paul J. Liess


 /s/ ELDWIN A. WIXSON*             Vice President and Director
------------------------------
     Eldwin A. Wixson


------------------------------     Secretary-Treasurer and Director
     Benson Ham


 /s/ JAMES BAKER*                  Director
------------------------------
     James Baker

------------------------------     Director
     Robert J. Bauman


------------------------------      Director
     Glenn English

 /s/ ALDEN J. FLAKOLL*             Director
------------------------------
     Alden J. Flakoll


------------------------------     Director
     Nadine Griffin


 /s/ WADE R. HENSEL*               Director
------------------------------
     Wade R. Hensel


------------------------------     Director
     George W. Kline


 /s/ KENNETH KRUEGER*              Director
------------------------------
     Kenneth Krueger


 /s/ EUGENE MEIER*                 Director
------------------------------
     Eugene Meier


 /s/ R. LAYNE MORRILL*             Director
------------------------------
     R. Layne Morrill


 /s/ ROBERT J. OCCHI*              Director
------------------------------
     Robert J. Occhi


------------------------------     Director
     Mike Pigott


 /s/ J.C. ROBERTS*                 Director
------------------------------
     J.C. Roberts


 /s/ R. B. SLOAN, JR.*             Director
------------------------------
     R. B. Sloan, Jr.


 /s/ THOMAS W. STEVENSON*          Director
------------------------------
     Thomas W. Stevenson


------------------------------     Director
     Clifford Stewart


 /s/ ROBERT STROUP*                Director
------------------------------
     Robert Stroup

 /s/ ROBERT C. WADE*               Director
------------------------------
     Robert C. Wade


 /s/ ROBERT O. WILLIAMS*           Director
------------------------------
     Robert O. Williams



*By: /s/  STEVEN L. LILLY
    --------------------------
          Steven L. Lilly
          Attorney-in-Fact